EXHIBIT 10.12

Freddie Mac Loan Numbers: 70864428 and 708644090
Freddie Mac Deal Number: 150801
Freddie Mac Rollup Number: 504194674

CREDIT AGREEMENT
BY AND BETWEEN
STAR Delano, LLC,
a Delaware limited liability company

AND

STAR Meadows, LLC,
a Delaware limited liability company

individually and collectively as Borrower

AND

PNC Bank, National Association, a national banking association, as Lender
August 26, 2015

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TABLE OF CONTENTS

Page

1.	DEFINITIONS		1
	1.1	Definitions	1
	1.2	Construction	13
	1.3	Accounting Principles	14

2.	REVOLVING CREDIT FACILITY		15
	2.1	Revolving Credit Commitment	15
	2.2	(a) Term	16
	2.3	Nature of Lender's Obligations with Respect to the Loan	17
	2.4	Fees	18
	2.5	Loan Requests	20
	2.6	The Loan	21
	2.7	The Revolving Credit Note	22
	2.8	Use of Proceeds	22
	2.9	Additions to the Collateral Pool	22
	2.10	Release of Collateral	25
	2.11	Payment of the Loan Balance Without Termination	25
	2.12	Valuations	25
	2.13	Termination	26
	2.14	Material Adverse Change to Borrower or a Mortgaged Property	27
	2.15	Release of Collateral Followed by a Permanent Loan	28
	2.16	Non-Compliance with Sublimits	29
	2.17	Loan Documents	30
	2.18	Guaranty	30
	2.19	Release of a Borrower	30

3.	INTEREST RATES		30
	3.1	Interest Rate	30
	3.2	Interest Rate Determinations	31
	3.3	Interest Periods	31
	3.4	Illegality; Increased Costs	33

4.	PAYMENTS		34
	4.1	Payments	34
	4.2	Payment Dates	34
	4.3	Prepayments	35
	4.4	Accrued Interest	36
	4.5	Additional Payment Obligations	36
	4.6	Additional Compensation in Certain Circumstances	37

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5.	CONDITIONS OF LENDING		38
	5.1	Initial Borrowing Tranche	38
	5.2	Each Subsequent Borrowing Tranche	40

6.	REPRESENTATIONS AND WARRANTIES		41
	6.1	Representations and Warranties	41
	6.2	Updates	47
	6.3	Survival of Representations and Warranties	47

7.	COVENANTS		47
	7.1	Covenants	47
	7.2	Notice of Material Adverse Change	50
	7.3	Annual Evaluation	51

8.	DEFAULT		51
	8.1	Events of Default	51
	8.2	Consequences of Event of Default	54

9.	MISCELLANEOUS		54
	9.1	Cooperation by Borrower; Borrower's Obligations	54
	9.2	Successors and Assigns	55
	9.3	Modifications, Amendments or Waivers	55
	9.4	Forbearance	55
	9.5	Remedies Cumulative	56
	9.6	Reimbursement and Indemnification of Lender and Servicer by Borrower; Taxes	56
	9.7	Holidays	56
	9.8	Notices	57
	9.9	Severability	58
	9.10	Governing Law; Consent to Jurisdiction and Venue	58
	9.11	Prior Understanding	58
	9.12	Duration; Survival	58
	9.13	Disclosure of Information	59
	9.14	Exceptions	59
	9.15	Relationship of Parties; No Third Parties Benefited	59
	9.16	Authority to File Notices	60
	9.17	WAIVER OF TRIAL BY JURY	60
	9.18	Interpretation	60
	9.19	Brokerage Fee	60
	9.20	Advertising	60
	9.21	Time of Essence	61
	9.22	Counterparts	61
	9.23	NOTICE OF FINAL AGREEMENT	62

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CREDIT AGREEMENT
THIS CREDIT AGREEMENT (“Agreement”) is dated as of August 26, 2015 and is made by and between STAR Delano, LLC, a Delaware limited liability company and STAR Meadows, LLC, a Delaware limited liability company, each having an address c/o Steadfast Companies, 18100 Von Karman Avenue, Suite 500, Irvine, CA 92612 (individually and collectively the “Borrower”) and PNC Bank, National Association, a national banking association, having an address of 26901 Agoura Road, Suite 200, Calabasas Hills, CA 91301 (together, with its successors and/or assigns, “Lender”).
RECITALS
WHEREAS, Borrower desires to obtain a revolving credit facility from Lender in an amount up to, but not exceeding Two Hundred Million and NO/100 Dollars ($200,000,000), subject to increase to an amount not to exceed Three Hundred Fifty Million and NO/100 Dollars ($350,000,000) as provided herein;
WHEREAS, Borrower has offered to grant Lender a security interest in certain real property and other assets owned by Borrower as security for Borrower’s repayment of such revolving loan; and
WHEREAS, Lender is willing to make the above described loan to Borrower secured by an interest in such real property and other assets owned by Borrower.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.DEFINITIONS
1.1.    Definitions.
In addition to words and terms (a) defined elsewhere in this Agreement, or (b) if not defined elsewhere in this Agreement as defined in the Loan Agreement (as defined below), the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
“Accrued Interest” shall have the meaning set forth in Section 4.4.
“Addition Fee” shall have the meaning as set forth in Section 2.4.9.

“Advisor” shall mean Steadfast Apartment Advisor, LLC, a Delaware limited liability company.
“Affiliate” or “Affiliates” shall mean (i) any other Person which, directly or indirectly, is in Control of, is under the Control of, or is under common Control with, such Person; or (ii) any other Person who is a director or officer of (A) such Person, (B) any subsidiary of such Person, or (C) any Person described in clause (i) of this definition; provided, however, that no publicly held corporation other than Sponsor shall be considered an Affiliate for any purpose.
“Agreement” shall mean this Credit Agreement, as the same may be amended, modified, increased or supplemented from time to time, including all schedules attached hereto.
“Allocated Loan Amount” shall mean for each Mortgaged Property the maximum debt amount determined by Freddie Mac taking into account the Sublimits. For purposes of determining the Addition Fees for any addition of a Mortgaged Property, the Allocated Loan Amount shall be calculated based on a Mortgaged Property’s “as is” Net Operating Income and Valuation at the time of such Mortgaged Property’s addition to the Collateral Pool. For purposes of determining the Seasoning Fee or Partial Termination Fee, Net Worth or Liquidity, the Allocated Loan Amount shall be calculated based on a Mortgaged Property’s “as is” Net Operating Income and Valuation on or about the most recent anniversary of the Closing Date.
“Anniversary Delivery Date” shall have the meaning set forth in Section 7.3.
“Attorneys’ Fees and Costs” shall mean (i) fees and out of pocket costs of Lender’s and Servicer’s attorneys, as applicable, including costs of Lender’s and Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses in the event of actual litigation between the parties, including appraisers; and (iii) investigatory fees.
“Authorized Officer” shall mean those individuals, designated by written Notice to Lender from Borrower, authorized to execute Notices, reports and other documents on behalf of Borrower required hereunder; provided, further, that the individuals so designated as the Authorized Officers of Borrower shall be the sole representatives of Borrower for the purpose of giving or receiving any Notices permitted or required by this Agreement. Borrower may amend such list of individuals from time to time by giving written Notice of such amendment to Lender.

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“Base Rate” shall mean the LIBOR Index Rate (truncated to the 5th decimal place, if necessary) plus the applicable Margin. Interest accruing at the Base Rate shall be calculated monthly in the manner provided in this Agreement based on the aggregate principal balance of the Base Rate Borrowing Tranches outstanding during the applicable Month, and such interest shall be paid in arrears, as provided herein. The LIBOR Index Rate plus the applicable Margin with respect to each Base Rate Borrowing Tranche shall remain fixed throughout the applicable Interest Period and shall then be recalculated as of each renewal of such Base Rate Borrowing Tranche in accordance with Section 3.2.1. The Margin with respect to each Base Rate Borrowing Tranche shall be determined and redetermined from time to time in accordance with Section 3.2.1.
“Base Rate Borrowing Tranche” shall mean any Borrowing Tranche which accrues interest at the Base Rate.
“Benefit Arrangement” shall mean at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, including without limitation a Pension Plan or a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.
“Borrower” shall mean the entity(ies) defined as Borrower in the Recitals together with any Proposed Borrower that joins in this Agreement pursuant to the terms and conditions of Section 2.9.2.2.
“Borrower’s Knowledge” shall mean the knowledge of: (a) any officer or employee of Borrower, (b) any officer of Sponsor or Guarantor, (c) any officer of any holder of the membership or other equity interest in Borrower, and/or (d) any officer of any Affiliate that manages or operates any of the Collateral Pool Properties.
“Borrowing Date” shall mean, with respect to any Borrowing Tranche, the date of borrowing or renewal, as the case may be, which shall be a Business Day or, in the case of a renewal which would otherwise fall on a day other than a Business Day, the first Business Day thereafter.
“Borrowing Tranche” shall mean each advance at the Base Rate hereunder having a particular Interest Period outstanding at any one time, and all advances at the Prime Rate. Two (2) or more Borrowing Tranches accruing interest at a Base Rate may be combined to form a single Borrowing Tranche (a) with the same Interest Period without a payment of any penalty or fee in the event such two (2) or more Borrowing Tranches mature and are renewed at the same time with the same Interest Period or (b) in the event two (2) or more Borrowing Tranches mature at different times, with payment of the applicable Accrued Interest if one (1) or more Borrowing Tranches are advanced or prepaid and at the request of the Borrower then combined with one (1) or more other Borrowing Tranches with the same Interest Period. For all purposes hereunder, all Prime Rate fundings permitted or required hereunder shall be aggregated and deemed a single Borrowing Tranche.

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“Business Day” shall mean any day other than (i) a Saturday or Sunday or a legal holiday on which either Lender or Servicer is closed for business, and (ii) in connection with any Loan Request or Renewal Request for a Base Rate Borrowing Tranche which will accrue interest in part based on the LIBOR Index Rate, any day in which business is not carried on in the London interbank market.
“Closing Date” shall mean the first date on which both of the following requirements are met: (i) this Agreement has been fully executed and (ii) the first advance is made by Lender pursuant to this Agreement. The closing shall take place on the Closing Date at such time and place as the parties agree.
“Collateral” shall mean the Collateral Pool Properties, and all other property of Borrower on which first priority liens and security interests have been granted for the benefit of Lender to secure the Loan and all other obligations of Borrower under the Collateral Pool Property Documents.
“Collateral Pool” and “Collateral Pool Properties” shall mean the Mortgaged Property or Mortgaged Properties, as the case may be, as set forth in Schedule 1.1(A), together with any Mortgaged Properties which have been added to the Collateral Pool and less any Mortgaged Properties which have been released from the Collateral Pool hereunder. Schedule 1.1(A) shall be deemed amended each time a Mortgaged Property is added to the Collateral Pool or released from the Collateral Pool in accordance with the terms of this Agreement. As a condition precedent to the addition of a Mortgaged Property to the Collateral Pool, such Mortgaged Property shall be acceptable to Lender in its sole discretion, fully constructed and shall have received all final certificates of occupancy.
“Collateral Pool Property Documents” shall mean the Lender’s then current versions of the Revolving Credit Note, Loan Agreements, Security Instruments, guaranties, indemnities, O&M Programs, and any other documents now or in the future executed (or, in the case of a UCC financing statement, authorized) by Borrower, any Guarantor or any Affiliate of Borrower or Guarantor in connection with the Loan or the Collateral, as such documents may be amended from time to time. The Collateral Pool Property Documents shall include, but not be limited to, those documents set forth in Schedule 1.1(B). To the extent a Borrower or Proposed Borrower shall execute a Loan Agreement or Security Instrument after the date hereof, such documents will include any previously negotiated changes approved by Lender to the extent determined to be applicable by Lender in its reasonable discretion.
“Commitment” or “Loan” shall mean Two Hundred Million and NO/100 Dollars ($200,000,000) as of the Closing Date, subject to increase as provided in Section 2.1.2 hereof and contraction as provided in Section 2.1.3 hereof.
“Commitment Fee” shall have the meaning set forth in Section 2.4.5.

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“Contraction Option Date” shall mean each date that the Commitment is decreased pursuant to Section 2.1.3.
“Control” means to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.
“Delivery Date” shall have the meaning set forth in Section 7.3
“Dollar”, “U.S. Dollars” and the symbol $ shall mean lawful money of the United States of America.
“Early Termination Fee” shall have the meaning set forth in Section 2.13.4.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“ERISA Group” shall mean, at any time, Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Event of Default” shall mean any of the events described in Section 8.1 or otherwise referred to herein as an “Event of Default”.
“Expansion Fee” shall have the meaning set forth in Section 2.4.10.
“Expansion Option Date” shall mean each date that the Commitment is increased pursuant to Section 2.1.2.
“Expiration Date” shall mean the earlier to occur of (i) the Maturity Date, or (ii) the date specified by Borrower as the Expiration Date under Section 2.13.2.
“Extension Fee” shall mean Fifty Thousand and NO/100 Dollars ($50,000.00).
“Extension Option Date” shall mean the date the Scheduled Maturity Date is extended pursuant to Section 2.2(b).
“Extension Option” shall have the meaning set forth in Section 2.2(b).

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“Facility Debt Service” shall mean, for the purposes of this Agreement, the sum of (i) the interest due on the Revolving Credit Note, including any default interest, subject to a floor of one and one-quarter percent (1.25%) for the LIBOR Index Rate or any other index then being used by Lender to determine the interest rate of the Revolving Credit Note pursuant to this Agreement and (ii) an amount equal to one hundred (100) basis points (0.010) of the then outstanding amount of such Revolving Credit Note, but exclusive of any voluntary or mandatory principal prepayments allowed or required hereunder. Facility Debt Service shall be annualized at the time of Lender’s determination based on the interest rates then accruing under all outstanding Borrowing Tranches, notwithstanding the duration of any Interest Period. Facility Debt Service shall be recalculated (a) as of each Loan Request, (b) as of each Renewal Request, or deemed renewal under Section 3.3.3, (c) on or about the date of each Valuation performed in accordance with Section 2.12, (d) as of each addition, substitution or release of a property to or from the Collateral Pool, (e) as of each repayment of any principal portion of the Outstanding Borrowing Tranche, (f) as of the exercise of the Extension Option, (g) as of the Expansion Option Date, and (h) upon the occurrence of any Material Adverse Change.
“Facility DSCR” shall mean, at the time of Lender’s determination, the then prevailing computation of the Net Operating Income of the Collateral Pool Properties divided by the then prevailing computation of Facility Debt Service.
“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation.
“GAAP” shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.
“Guarantor” shall mean collectively (i) Steadfast Apartment REIT, Inc., a Maryland corporation, and (ii) any entity or individual who becomes a Guarantor pursuant to the terms of this Agreement.
“Guaranty” shall have the meaning assigned to such term in Section 2.18 together with all amendments, modifications, supplements or replacements thereto.
“Guide” shall have the meaning set forth in Section 7.3.
“ICE” means ICE Benchmark Administration Limited.
“Indebtedness” shall mean at any time and from time to time the principal amount of the Revolving Credit Note then outstanding, interest thereon, and any other amounts due under the Revolving Credit Note, this Agreement, the Loan Agreement(s), Security Instrument(s) or any other Loan Document, including, without limitation, prepayment premiums, Accrued Interest, Unused

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Commitment Fees, Extension Fees, other fees due hereunder or thereunder, late charges, default interest, and advances to protect the security of any Security Instrument under Section 7 of such Security Instrument(s).
“Initial Market Value” shall mean the Market Value of any Mortgaged Property as determined by Lender based on Lender’s then current underwriting policies as of the date the same is included in the Collateral Pool pursuant to the provisions hereof. The Initial Market Value of the Collateral Pool Properties is shown at Schedule 1.1(A). The Lender shall update Schedule 1.1(A) or otherwise confirm Initial Market Value in writing as of the date the same is included in the Collateral Pool pursuant to the provisions hereof.
“Interest Period” shall have the meaning assigned to such term in Section 3.3.
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, final issued opinion, binding release, ruling, order, injunction, writ, or decree of any Official Body.
“Lender” shall mean at any time and from time to time, the entity that is the holder of the Revolving Credit Note, provided, that Lender may in its sole discretion designate Servicer to perform some or all of Lender’s obligations under this Agreement, the Revolving Credit Note and the other Loan Documents. PNC National Bank, a national banking association, the initial Lender, intends to sell the Revolving Credit Note to Freddie Mac and assign all of its interests in this Agreement and the other Loan Documents to Freddie Mac subsequent to the Closing Date, provided the Collateral Pool Properties serve as Collateral for the Loan as of the date of said assignment.
“LIBOR Index” means ICE’s one (1) or three (3) month, as applicable LIBOR rate for United States Dollar deposits, as displayed on the LIBOR Index page used to establish the LIBOR Index Rate.
“LIBOR Index Page” is the Bloomberg L.P., page “BBAM”, or such other page for the LIBOR Index as may replace page BBAM on that service, or at the option of Lender (i) the applicable page for the LIBOR Index on another service which electronically transmits or displays ICE LIBOR rates, or (ii) any publication of LIBOR rates available from ICE. In the event ICE ceases to set or publish a LIBOR rate/interest settlement rate for the LIBOR Index, Lender will designate an alternative index, and such alternative index will constitute the LIBOR Index Page.

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“LIBOR Index Rate” means for any Interest Period with respect to any Borrowing Tranche the rate of Interest on ICE’s LIBOR rate for the LIBOR Index released by ICE the second Business Day preceding the first day of such applicable Interest Period, as such LIBOR rate is displayed on the LIBOR Index Page; provided however, that at any time the LIBOR Index Rate is less than zero, the LIBOR Index Rate shall be deemed zero for all purposes of the Revolving Credit Note and this Agreement.
“Lien” shall mean any Security Instrument, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing that legally creates a lien or other encumbrance at the time of filing.
“Liquidity” shall have the meaning set forth in Section 2.18.
“Loan Agreement” shall mean the Multifamily Loan and Security Agreement executed by the applicable Borrower in connection with each Borrowing Tranche.
“Loan Document” or “Loan Documents” shall mean any or all of this Agreement, the Revolving Credit Note, the Collateral Pool Property Documents and any other instruments, certificates or documents executed by Borrower or any Affiliate of Borrower now or hereafter delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith.
“Loan Request” shall have the meaning set forth in Section 2.5.
“Lowest Margin” shall mean the applicable Margin for a Facility DSCR greater than or equal to 1.85:1.00 as set forth in Schedule 3.2.
“LTV Ratio” shall mean the product, expressed as a percentage, determined by dividing the Outstanding Borrowing Tranches by the aggregate of the then current Market Values of the Collateral Pool Properties exclusive of any voluntary or mandatory principal prepayments allowed or required hereunder. The LTV Ratio shall be recalculated based on Lender’s then current underwriting policies consistently applied (a) as of each Loan Request, (b) as of each Renewal Request, or deemed renewal under Section 3.3.3, (c) on or about the date of each Valuation performed in accordance with Section 2.12, (d) as of each addition, substitution or release of a property to or from the Collateral Pool, (e) as of each repayment of any principal portion of the Outstanding Borrowing Tranches, (f) as of the exercise of the Extension Option, (g) as of the Expansion Option Date, and (h) upon the occurrence of any Material Adverse Change.

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“Margin” shall mean with respect to a Borrowing Tranche, the sum of the Net Spread and the Servicing Spread.
“Market Value” shall mean as to each individual Mortgaged Property, the Initial Market Value of such property, in each case as such Market Value may be subsequently increased or decreased in accordance with the terms and conditions of this Agreement; provided, that, with respect to such Mortgaged Properties acquired or developed within twelve (12) months prior to the date such Mortgaged Property is added to the Collateral Pool, the Initial Market Value shall not exceed the sum of (i) the purchase price paid by Borrower (or an Affiliate) for such Mortgaged Property, (ii) the capital expenditures paid by Borrower (or an Affiliate) for such Mortgaged Property during such twelve (12) month period, (iii) the acquisition costs (not to exceed three percent (3%) of the purchase price paid by Borrower (or an Affiliate)) paid by Borrower (or an Affiliate) in connection with the purchase of such Collateral Pool Property and (iv) any escrows held by or on behalf of Lender on account of capital expenditures (i.e. replacement reserves or repair escrows) for such Mortgaged Property; provided, further, that Lender may agree, in its sole discretion, to a Borrower’s written request to limit Lender’s recovery from a Mortgaged Property to a certain dollar amount due to recording tax considerations in a particular Property Jurisdiction (which limitation shall be memorialized in the applicable Security Instrument), in which event the Market Value for such Mortgaged Property shall never exceed such limited recovery amount.
“Material Adverse Change” shall mean any set of circumstances or events which, in Lender’s reasonable discretion, would have or is then reasonably expected to have a material adverse effect on (i) the validity or enforceability of this Agreement or the other Loan Documents taken as a whole, (ii) the ability of Borrower (in the aggregate) to duly perform its Obligations, (iii) the ability of Lender to enforce its legal remedies pursuant to this Agreement or the other Loan Documents taken as a whole, including, without limitation, by realizing upon any Collateral or any guaranty, (iv) the financial condition of Borrower (in the aggregate) or any Guarantor, or (v) the financial performance or Market Value of any Mortgaged Property.
“Maturity Date” shall mean, the earlier of (i) the Scheduled Maturity Date and (ii) the date on which the unpaid principal balance of the Revolving Credit Note becomes due and payable by acceleration or otherwise pursuant to this Agreement or any Loan Document or the exercise by Lender of any right or remedy under this Agreement or any Loan Document to accelerate the stated Maturity Date.
“Maximum Facility Available” shall mean, at the time of determination, the maximum amount which Borrower may borrow under this Agreement without violating the Sublimits set forth in Section 2.5.3.
“Maximum LTV Ratio” shall mean seventy-five percent (75%).

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“Minimum Expansion Amount” shall have the meaning set forth in Section 2.1.
“Minimum Net Worth” shall have the meaning as set forth in Section 2.18.
“Minimum Net Worth Requirement” shall have the meaning set forth in Section 2.18.
“Month” shall mean the appropriate calendar month.
“Monthly Payment Statement” shall have the meaning set forth in Section 4.2.
“Mortgaged Property” shall have the definition set forth in the applicable Loan Agreement.
“Multiemployer Plan” shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) Pension Plan years, has made or had an obligation to make such contributions.
“Net Operating Income” shall mean an annualized dollar amount, as determined by Lender in its sole discretion in accordance with Lender’s then applicable underwriting standards, which is equal to all income from the operations of the Collateral Pool Properties that is available for repayment of debt and return of equity after deducting for economic vacancy and all expenses (exclusive of debt service on account of the Loan). Net Operating Income shall be calculated by Lender for each individual Mortgaged Property as of the Closing Date and thereafter on or about the date of each Valuation performed in accordance with Section 2.12, in accordance with Lender’s then current methodology, consistently applied, excluding from such calculation expenses from depreciation, amortization, interest expenses, non-recurring items and capital expenses, but including in such calculation an assumed capital expense reserve in an amount consistent with Lender’s then current requirements for such capital reserves. In addition, upon the addition, substitution or release of any real property in the Collateral Pool pursuant to the provisions hereof, Lender shall redetermine Net Operating Income for the Collateral Pool in the following manner: (i) in the event of an addition of a real property to the Collateral Pool, Lender shall add the Net Operating Income of the real property added to the Collateral Pool to the most recent determination of Net Operating Income for the existing Collateral Pool; (ii) in the event of a release of a real property from the Collateral Pool, Lender shall subtract the Net Operating Income of the real property released from the Collateral Pool from the most recent determination of Net Operating Income for the Collateral Pool; or (iii) in the event of a substitution of a real property in the Collateral Pool, Lender shall (x) add the Net Operating Income of the real property added to in the Collateral Pool to the most recent determination of Net Operating Income for the existing Collateral Pool and (y) subtract the Net Operating Income of the real property released from the Collateral Pool from the most recent determination of Net Operating Income for the Collateral Pool.

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“Net Spread” shall have the meaning set forth in Section 2.4.6.2 with respect to any Borrowing Tranche hereunder.
“Notice” shall have the meaning set forth in Section 9.8.
“O&M Programs” shall mean a written program of operations and maintenance for a Mortgaged Property approved in writing by Lender.
“Obligation” shall mean any obligation or liability of Borrower to Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Revolving Credit Note or any other Loan Document, excluding any Permanent Loan or any other liability of Borrower to Lender not created under this Agreement, the Revolving Credit Note or the other Loan Documents.
“Official Body” shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, to the extent having jurisdiction over the Mortgaged Property, Borrower, Guarantor, the Loan or the Lender as the case may be.
“Outstanding Borrowing Tranches” shall mean the sum of all Borrowing Tranches outstanding at any one time.
“Partial Termination Fee” shall have the meaning set forth in Section 2.4.8.
“Payment Date” shall have the meaning set forth in Section 4.2.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
“Pension Plan” shall mean at any time an employee pension benefit plan which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five (5) years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
“Permanent Loan” shall have the meaning set forth in Section 2.15.1.
“Permanent Loan Collateral” shall have the meaning set forth in Section 2.15.1.

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“Permitted Exceptions” shall mean those title exceptions approved by Lender on Lender’s title insurance policy.
“Potential Default” shall mean any event or condition which, with the passage of time, the giving of notice, or a determination by Lender, or any combination of the foregoing, would constitute an Event of Default.
“Prime Rate” shall mean the rate of interest per annum established on the first day of each Month during the term hereof and published in The Wall Street Journal as the prime rate, or any comparable publication reasonably selected by Lender in the event The Wall Street Journal no longer publishes the prime rate, plus the applicable Margin.
“Prime Rate Borrowing Tranche” shall mean all Prime Rate fundings in the aggregate which accrue interest at the Prime Rate. Notwithstanding anything to the contrary contained herein, no Prime Rate Borrowing Tranches will be permitted hereunder except as may be required pursuant to Sections 3.3.2 or 3.4.
“Prohibited Transaction” shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.
“Proposed Borrower” shall mean a Single Asset Entity that is an Affiliate of Borrower and is the owner of one or more properties which have been proposed to be included in the Collateral Pool, pursuant to the terms hereof.
“Renewal Date” shall have the meaning set forth in Section 3.3.3.
“Renewal Request” shall have the meaning set forth in Section 3.3.3.
“Reportable Event” shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Pension Plan or Multiemployer Plan.
“Required Financial Statements” shall have the meaning set forth in Section 7.3.
“Revolving Credit Note” shall mean the Multifamily Revolving Credit Note of Borrower, in the amount of Three Hundred Fifty Million and NO/100 Dollars ($350,000,000.00), which evidences the Loan, together with all amendments, increases, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
“Scheduled Maturity Date” shall mean September, 1, 2020 unless otherwise extended pursuant to Section 2.2(b) hereof.

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“Seasoning Fee” shall mean the Seasoning Spread times the applicable Mortgaged Property’s Allocated Loan Amount.
“Seasoning Period” shall have the meaning set forth in the definition of “Seasoning Spread.”
“Seasoning Spread” shall mean the following, as applicable:

Seasoning Spread (Basis Points)	Seasoning Period
25 basis points (0.0025)	The second anniversary of the date the applicable Mortgaged Property was added to the Collateral Pool until, but not including, the third anniversary date (the “Second Seasoning Period”).
50 basis points (0.0050)	The third anniversary of the date the applicable Mortgaged Property was added to the Collateral Pool until, but not including, the fourth anniversary date (the “Third Seasoning Period”).
75 basis points (0.0075)	The fourth anniversary of the date the applicable Mortgaged Property was added to the Collateral Pool until, but not including, the fifth anniversary date (the “Fourth Seasoning Period”).
100 basis points (0.0100)	The fifth anniversary of the date the applicable Mortgaged Property was added to the Collateral Pool until, but not including, the sixth anniversary date (the “Fifth Seasoning Period”).

“Securitized Product” shall mean Freddie Mac’s then current product for financing a performing loan that is intended to be securitized in a securitization where the most subordinate debt component of such securitization is sold to a party unrelated to Freddie Mac.
“Seismic Report Fee” shall mean a non-refundable fee equal to Lender’s and Servicer’s reasonable out-of-pocket costs and expenses incurred in obtaining a seismic report with respect to any real property for which Lender, in its reasonable discretion, deems such report necessary. Lender currently requires a Seismic Report Fee of Five Hundred and NO/100 Dollars ($500) for each real property located in the states of California, Washington and Oregon.
“Servicer” shall mean PNC Bank, National Association, a national banking association, or any subsequent independent contractor appointed by Lender, at Lender’s sole cost and expense, to administer the Loan and the Loan Documents or otherwise perform certain functions in connection therewith under the terms of a Servicing Agreement. Pursuant to the terms of any Servicing Agreement, Lender may designate Servicer to perform some or all of Lender’s obligations under this Agreement, the Revolving Credit Note and the other Loan Documents.

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“Servicing Agreement” shall mean any agreement between Lender and an independent contractor pursuant to which Lender appoints said independent contractor as Servicer under this Agreement, the Revolving Credit Note and the other Loan Documents.
“Servicing Spread” shall mean five basis points (0.0005) times the Outstanding Borrowing Tranches.
“Single Asset Entity” shall mean an entity which conforms to the requirements of Section 6.13 of the Loan Agreement. Notwithstanding the foregoing, a Single Asset Entity may own one or more of the Collateral Pool Properties so long as each Mortgaged Property is subject to the Liens created pursuant to the Loan Documents.
“Solvent” shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability of such Person after giving effect to any rights of contribution, subrogation or indemnification of such Person.
“Sponsor” shall mean collectively (i) Steadfast Apartment REIT, Inc., a Maryland corporation. and (ii) any entity or individual which becomes a sponsor.
“ Sponsor Liquidity Event” shall mean a liquidation of the Sponsor which shall include a sale or merger of the Sponsor into another entity or the Sponsor’s public issuance of common stock, convertible debt, equity or other similar securities or a merger of the Sponsor’s Advisor into the Sponsor, dissolution or winding up of Sponsor or Borrower or any plan of liquidation related to the Sponsor or Borrower adopted directly or indirectly by Sponsor’s board of directors (each an “Event”) of which any Event must be approved by Lender prior to the occurrence of such Event.
“Sublimits” shall have the meaning set forth in Section 2.5.3.

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“Underwriting Materials” shall mean all materials required by Lender pursuant to Lender’s then current loan underwriting requirements including, without limitation, a current appraisal acceptable to Lender for the proposed Mortgaged Property(ies).
“Unused Capacity Fee” shall have the meaning set forth in Section 2.4.4.
“Unused Capacity Fee Effective Date” shall have the meaning set forth in Section 2.4.4.
“Unused Commitment Fee” shall have the meaning set forth in Section 2.4.3.
“Valuation” shall have the meaning set forth in Section 2.12.
“Valuation Letter” shall have the meaning set forth in Section 2.4.4.
1.2.    Construction.
Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents.
1.2.1.    Number; Inclusion.
References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or”, and “including” has the meaning represented by the phrase “including without limitation”; each gender shall include any other gender;
1.2.2.    Determination.
References to “determination” of or by Lender shall be deemed to include good-faith estimates by Lender (in the case of quantitative determinations) and good-faith beliefs by Lender (in the case of qualitative determinations) and such determinations shall be conclusive absent manifest error;
1.2.3.    Lender’s Discretion and Consent; References to Lender’s Requirements.
Whenever Lender is granted the right herein to act in its sole discretion or to grant or withhold consent, such right shall be exercised in good faith, and whenever a reference is made to “Lender’s then current requirements”, “Lender’s then current programs” or the like, such reference shall be deemed to mean such requirements, programs and the like as are then standard in the secondary multifamily mortgage industry, as such standards are generally reflected in the then current version of the Freddie Mac Multifamily Seller/Servicer Guide.
1.2.4.    Documents Taken as a Whole.

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The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;
1.2.5.    Headings.
The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;
1.2.6.    Implied References to this Agreement.
Article, section, subsection, clause, and schedule references are to this Agreement unless otherwise specified, and schedules attached hereto are incorporated herein by this reference;
1.2.7.    Persons.
Reference to any Person includes such Person’s successors and assigns (but only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be), and reference to a Person in a particular capacity excludes such Person in any other capacity;
1.2.8.    Modifications to Documents.
Reference to any agreement (including this Agreement and any other Loan Document together with any schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;
1.2.9.    From, To and Through.
Relative to the determination of any period of time, “from” means “from and including”, “to” means “to but excluding”, and “through” means “through and including”; and
1.2.10.    Conflicts with Other Loan Documents.
In the event of any conflict between the terms and provisions of this Agreement and any other Loan Document, the terms and provisions of this Agreement shall prevail.
1.3.    Accounting Principles.
Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of

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consolidation where appropriate) and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with any financial covenants set forth herein, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with Borrower’s financial statements at that time.
2.    REVOLVING CREDIT FACILITY
2.1.    Revolving Credit Commitment.
2.1.1.    Revolving Line of Credit.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, Lender agrees to advance funds to Borrower at any time or from time to time during the term hereof, provided that after giving effect to any particular advance the Outstanding Borrowing Tranches outstanding at any one time shall not exceed the amount which would be permitted to be outstanding under the Sublimits. Within such limits of time and amount and subject to the other provisions of this Agreement, Borrower may borrow, repay and reborrow pursuant to this Section 2.1. All advances under this Agreement and the Revolving Credit Note constitute a single indebtedness, and all of the Collateral is security for the Revolving Credit Note and for the performance of all of the Obligations.
2.1.2.    Expansion Option.
At any time after January 1, 2016 but prior to the twelve (12) months immediately preceding the Scheduled Maturity Date, Borrower shall have the right to increase the Commitment as described below, up to a maximum of Three Hundred Fifty Million and NO/100 Dollars ($350,000,000) provided that (i) neither a Potential Default or Event of Default under this Agreement shall have occurred and then be continuing at the time of such request to increase and (ii) Guarantor complies with the Minimum Net Worth and Liquidity Requirements set forth in Section 2.18 at the time of such request to increase. Borrower shall exercise such right by (i) delivering to Lender (A) sixty (60) days prior written notice of its intent to increase the Commitment, which notice shall be accompanied by (B) a transaction fee as provided in Section 2.4.2, and (C) at such closing, all reasonable costs and expenses that Lender and Servicer incur in connection with such increase, including, but not limited to, Attorneys’ Fees and Costs and (ii) by executing and where appropriate acknowledging (A) amendments to this Agreement, the Revolving Credit Note and any of the other Loan Documents, in form and substance reasonably acceptable to Lender, as Lender deems reasonably necessary to evidence the increase in the Commitment and to increase the amount of coverage under Lender’s existing title insurance policies, and (B) any other amendments or

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agreements deemed reasonably necessary by Lender. All amendments referred to in clause (ii)(A) of the preceding sentence shall be prepared by Lender’s counsel and delivered to Borrower within a reasonable time of Borrower’s notice to Lender under clause (i) of the preceding sentence. Upon Borrower’s compliance with all of the provisions of items (i) and (ii) above, the Commitment shall be increased to the amount selected by Borrower, but not more than Three Hundred Fifty Million and NO/100 Dollars ($350,000,000). The minimum amount of each increase in the Commitment requested by Borrower pursuant to this Section shall be Seventy-five Million and NO/100 Dollars ($75,000,000) (“Minimum Expansion Amount”), provided however, if the first expansion option is exercised in an amount greater than the Minimum Expansion Amount, the second expansion option may be exercised in an amount which would increase the Commitment to Three Hundred Fifty Million and NO/100 Dollars ($350,000,000).
2.1.3.    Contraction Option.
Borrower shall have the right to decrease the Commitment as described below; provided such decrease of the Commitment is a result of either Borrower’s (i) sale of a Mortgaged Property to a third party as reasonably determined by Lender; or (ii) refinancing of the Mortgaged Property in connection with a Permanent Loan pursuant to the provisions of Section 2.15. Borrower shall exercise such right by (i) delivering to Lender (a) sixty (60) days prior written notice of its intent to decrease the Commitment, which notice shall be accompanied by (b) the Partial Termination Fee as set forth in Section 2.10, (c) all reasonable costs and expenses that Lender and Servicer incur in connection with such decrease, including, but not limited to, Attorneys’ Fees and Costs and (ii) by executing and where appropriate acknowledging (a) amendments to this Agreement, the Revolving Credit Note and any of the other Loan Documents, in form and substance reasonably acceptable to Lender, as Lender deems reasonably necessary to evidence the decrease in the Commitment, and (b) any other amendments or agreements deemed reasonably necessary by Lender. All amendments referred to in clause (ii)(a) of the preceding sentence shall be prepared by Lender’s counsel and delivered to Borrower within a reasonable time of Borrower’s notice to Lender under clause (i) of the preceding sentence. Upon Borrower’s compliance with all of the provisions of items (i) and (ii) above, the Commitment shall be decreased by an amount equal to the Allocated Loan Amount of the released Mortgaged Property in the event of a third party sale, or decreased by the amount of the Permanent Loan in the event of a refinance pursuant to the provisions of Section 2.15. Once Borrower has elected to decrease the Commitment any unexercised expansion of the Commitment as set forth in Section 2.1.2 shall be deemed null and void and of no further force and effect. If Borrower elects not to decrease the Commitment, then in the event of an early termination pursuant to Section 2.13, Lender shall calculate the Early Termination Fee as set forth in Section 2.13.4.
2.2.    (a)    Term. The term of the Loan shall commence on the Closing Date and shall terminate on the Scheduled Maturity Date unless otherwise terminated earlier by Borrower, pursuant to and subject to the provisions of Section 2.13 hereof, or by Lender following an Event to Default,

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pursuant to the provisions hereof. The entire Indebtedness shall be due and payable on the Expiration Date without prepayment penalty or fee (other than accrued and unpaid Unused Commitment Fees due hereunder).
(b)    Provided the following conditions are met and subject to Lender’s approval, in its sole discretion, Borrower shall have one (1) option to extend the Scheduled Maturity Date for an additional period of one (1) year (the “Extension Option”):
(i)    Borrower shall provide written Notice to Lender at least sixty (60) days, but no more than ninety (90) days, prior to the initial Scheduled Maturity Date, which Notice shall be supplemented by such additional information as Lender may reasonably require to determine, in its sole discretion, whether the conditions set forth in this Section 2.2(b) have been satisfied;
(ii)    Borrower shall pay (x) the Extension Fee to Lender together with the Notice delivered pursuant to clause (i) above (provided, that if Borrower elects to terminate the Extension Option prior to the initial Scheduled Maturity Date for any reason, Lender shall reimburse Borrower for the Extension Fee) and (y) all of Lender’s and Servicer’s reasonable costs and expenses (including, without limitation, Attorneys’ Fees and Costs) incurred in connection therewith prior to the initial Scheduled Maturity Date;
(iii)    Borrower shall provide to Lender all documents in connection therewith as Lender shall require, in its reasonable discretion;
(iv)    no Potential Default or Event of Default shall have occurred under this Agreement or any of the Loan Documents; and
(v)    Borrower shall be in compliance with the Sublimits.
(c)    If the Extension Option is exercised pursuant to Section 2.2(b) hereof, the Scheduled Maturity Date shall be September 1, 2021, and the Net Spread applicable for any Borrowing Tranche shall be redetermined by Lender in its sole discretion in accordance with Section 2.4.6.2 hereof. Lender and Borrower shall evidence the new Scheduled Maturity Date and applicable Net Spread pursuant to this Section 2.2(c) by executing a confirmation substantially in the form attached hereto as Schedule 2.2.
(d)    If Borrower does not exercise the Extension Option, the entire Indebtedness shall be payable on the initial Scheduled Maturity Date without the payment of a prepayment penalty or fee (other than accrued and unpaid Unused Capacity Fees or Unused Commitment Fees due hereunder).
2.3.    Nature of Lender’s Obligations with Respect to the Loan.

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Except in connection with Borrower’s cure of Sublimits violation pursuant to Section 4.3.2, the aggregate amount of the Outstanding Borrowing Tranches hereunder at any time shall never exceed the amount which would be permitted to be outstanding under the Sublimits. Lender shall have no obligation to permit more than ten (10) Borrowing Tranches to be outstanding at any one time (except as provided in Section 2.5.3.3) or permit a Borrowing Tranche in an amount less than Ten Million and NO/100 Dollars ($10,000,000). Lender shall have no obligation to make any additional advance hereunder on or after the Business Day immediately preceding the Maturity Date. In addition to the foregoing, while a Potential Default or Event of Default exists, Lender may refuse to make any additional advances to Borrower.
2.4.    Fees.
2.4.1.    Fees Paid Prior to the Closing Date.
Lender acknowledges that, in addition to Borrower’s obligations under Section 5.1.6, Borrower has paid to Lender, as consideration for Lender’s costs in underwriting the transaction contemplated hereby, an Addition Fee and a Seismic Report Fee, if and as applicable, for each Mortgaged Property described at Schedule 1.1(A) and proposed by Borrower to be included in the Collateral Pool on the Closing Date.
2.4.2.    Fees and Costs Due on the Closing Date.
Borrower shall pay on the Closing Date (simultaneously with the closing of the Loan), as further consideration for Lender’s cost in underwriting the commitment, (a) a non-refundable transaction fee, payable to Servicer, equal to the amount of forty basis points (0.0040) times the Commitment, of which Freddie Mac shall be entitled to receive from Servicer the amount equal to five basis points (0.0005) times the Commitment, and (b) all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for Lender and Servicer), incurred by Lender and Servicer in connection with the negotiation and execution of this Agreement and other instruments and documents to be delivered hereunder.
2.4.3.    Unused Commitment Fee.
Accruing from the Closing Date until the Maturity Date, Borrower shall pay to Lender, as consideration for Lender’s commitment hereunder, a nonrefundable unused commitment fee (the “Unused Commitment Fee”) equal to ten basis points (0.001) per annum (computed on the basis of a year of 360 days and actual days elapsed) on the average daily difference between the amount of (i) the Commitment and (ii) the Maximum Facility Available. Except as otherwise provided in connection with Borrower’s election to terminate this Agreement prior to the Maturity Date pursuant to Section 2.13.2, in which instance all fees shall be payable in accordance with the provisions of Section 2.13.4. All Unused Commitment Fees shall be payable monthly in arrears on each Payment Date and shall be set forth on the applicable Monthly Payment Statement. Unused Commitment

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Fee payments which cover less than one (1) month shall be prorated based on the actual number of days elapsed. Any accrued but unpaid Unused Commitment Fees shall also be due and payable on the Expiration Date.
2.4.4.    Unused Capacity Fee.
Borrower shall pay to Lender, as further consideration for Lender’s commitment hereunder, a nonrefundable unused capacity fee (the “Unused Capacity Fee”) equal to one hundred basis points (0.01)(computed on the basis of a three hundred sixty (360) day year and actual days elapsed) times the average daily difference between the amount of the (i) Maximum Facility Available, and (ii) the Outstanding Borrowing Tranches. The Unused Capacity Fee shall accrue from the Closing Date to the Expiration Date, shall be computed for each Month during the term of this Agreement and shall be payable, if at all, in arrears on each Payment Date, provided that any Unused Capacity Fee due in the Month in which the Expiration Date falls shall be due and payable on the Expiration Date. Unused Capacity Fee payments which cover a period of less than one (1) Month shall be prorated based on the actual number of days elapsed. Prior to the assessment of any Unused Capacity Fee, except an assessment resulting from unused capacity in connection with Borrower’s pay down of the Indebtedness, Lender shall deliver to Servicer a Valuation letter pursuant to Section 2.12 (“Valuation Letter”). The Valuation Letter shall include (i) the Net Operating Income and Market Value for each Collateral Pool Property; and (ii) an effective date on which the assessment for the Unused Capacity Fee shall commence (“Unused Capacity Fee Effective Date”). The Unused Capacity Fee Effective Date shall be twelve (12) Business Days after the date of the Valuation Letter.
2.4.5.    Commitment Fees. The commitment fee (the “Commitment Fee”) payable to Servicer on the Closing Date shall be equal to the amount of thirty-five basis points (0.0035) times the Commitment as more fully set forth in Section 2.4.2(a).
2.4.6.    Margin and Net Spread.
2.4.6.1.    Intentionally Omitted.
2.4.6.2.    Borrowing Tranches. The net spread (the “Net Spread”) applicable for any Borrowing Tranche shall be as set forth in Schedule 3.2. With respect to the Extension Option, the Net Spread applicable for any Borrowing Tranche during such extension period shall be determined by Lender in its sole discretion and communicated to Borrower (provided, that Lender will communicate indicative (but not final) Net Spreads for such extension period to Borrower at least two (2) Business Days prior to the Scheduled Maturity Date). With respect to the expansion option set forth in Section 2.1.2, the Net Spread applicable for any Borrowing Tranche for such expanded amount of the Commitment shall be determined by Lender in its sole discretion and communicated to Borrower (provided, that Lender will communicate indicative (but not final) Net

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Spreads for such expansion to Borrower at least two (2) Business Days prior to the Expansion Option Date and such Net Spread for such expanded amount of the Commitment shall be blended together with the Net Spread then in effect as determined by Lender, Lender and Borrower shall evidence any new or blended applicable Net Spread pursuant to this Section 2.4.6.2, by executing a confirmation substantially in the form attached hereto as Schedule 2.2.
2.4.7.    Seasoning Fee. Upon the second anniversary of the date the applicable Mortgaged Property was added to the Collateral Pool (and upon each subsequent anniversary thereafter) for so long as the Mortgaged Property shall remain in the Collateral Pool, an annual Seasoning Fee will be assessed for such Mortgaged Property. On each Payment Date during the applicable Seasoning Period, one-twelfth (1/12th) of the applicable Seasoning Fee shall be paid in arrears on each Payment Date beginning with the Payment Date immediately after the applicable anniversary date and shall be set forth on the applicable Monthly Payment Statement. Any Seasoning Fee payments which cover less than one (1) month shall be prorated based on the actual number of days elapsed. The applicable Seasoning Fee shall continue to be due and payable until the date on which Lender is required to deliver its release of the applicable Mortgaged Property pursuant to Sections 2.10, 2.13 or 2.15, as applicable. After such date, any remaining portion of any such annual Seasoning Fee that would have been due after the date of such release will not be due. Any accrued but unpaid Seasoning Fees shall also be due and payable on the Expiration Date.
2.4.8.    Partial Termination Fee. In the event a Mortgaged Property is released pursuant to Section 2.10, and not refinanced or acquisition financed, as applicable, by a Securitized Product, Lender, in its sole discretion, may, within one hundred twenty (120) days of such release, reduce the Commitment by the Allocated Loan Amount and Borrower shall pay a partial termination fee (“Partial Termination Fee”) on such Allocated Loan Amount.  The Partial Termination Fee due and payable in the event a Mortgaged Property is released pursuant to Section 2.10 and sold to a third party, as reasonably determined by Lender, and not financed by a Securitized Product, shall be one percent (1.0%) of the Allocated Loan Amount.  The Partial Termination Fee due and payable in the event a Mortgaged Property is released pursuant to Section 2.10  and not (i) sold to a third party, as reasonably determined by Lender; and (ii) not financed or refinanced, as applicable, through the Securitized Product, shall be the present value of the Lowest Margin times the Allocated Loan Amount that would have been paid to Lender from the date of the release of the Mortgaged Property from the Collateral Pool to the Scheduled Maturity Date, but in no event less than one percent (1.0%) of the Allocated Loan Amount.   No Partial Termination Fee shall be owed in the event (x) Lender or its successors is not offering the Securitized Product; or (y) a Mortgaged Property is released pursuant to Section 2.10 and is financed or refinanced, as applicable, through the Securitized Product, and Borrower will have the option, in its sole discretion, subject to compliance with the terms of Section 2.1.3, to reduce the Commitment by the amount of the financing for the Mortgaged Property refinanced through the Securitized Product. If Borrower elects not to reduce the

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Commitment, then in the event of an early termination pursuant to Section 2.13, Lender shall calculate the Early Termination Fee as set forth in Section 2.13.4.
2.4.9.    Addition Fee. For each Mortgaged Property added to the Collateral Pool pursuant to Section 2.9 of this Agreement, Borrower shall pay to Servicer a non-refundable addition fee equal to the amount of twenty basis points (0.0020) times the Allocated Loan Amount for such Mortgaged Property and shall pay to Lender a non-refundable addition fee equal to the amount of ten basis points (0.0010) times the Allocated Loan Amount for such Mortgaged Property, each in accordance with the terms of Section 2.9.3 of this Agreement (collectively, the “Addition Fee”).
2.4.10.     Expansion Fee. Upon each Expansion Option Date, Borrower shall pay to Servicer an expansion fee equal to thirty-five basis points (0.0035) times the Minimum Expansion Amount (“Expansion Fee”). .
2.5.    Loan Requests.
2.5.1.    Borrower may from time to time prior to the Maturity Date request Lender to make an advance, consistent with the Sublimits, by delivering Notice to Servicer (a “Loan Request”) in the form attached hereto as Schedule 2.5. Provided however that for the calendar year 2015, no advance shall occur later than December 11, 2015. Borrower may at any time submit one (1) or more Loan Requests; each Loan Request shall specify the items set forth on Schedule 2.5. including, but not limited to, (i) the proposed Borrowing Date (which Borrowing Date shall be in accordance with the requirements of Section 2.6) and (ii) the amount of the proposed Borrowing Tranche, which shall not be less than Ten Million and NO/100 Dollars ($10,000,000) for the addition of any Collateral Pool Property and such lesser amount as determined by Lender in its sole discretion. Notwithstanding anything to the contrary contained herein, (i) no Prime Rate Borrowing Tranches will be permitted hereunder except as may be required pursuant to Sections 3.3.2 or 3.4.
Borrower may from time to time request an increase to an existing Borrowing Tranche by delivering to Servicer a Loan Request in the form attached hereto as Schedule 2.5. Any request of an increase to an existing Borrowing Tranche shall be in an amount not less than One Million and NO/100 Dollars ($1,000,000.00), and such advance shall be made only upon Borrower’s compliance with Section 2.5.3.
In the case of a Loan Request for a Borrowing Tranche or increase of a Borrowing Tranche, Borrower shall deliver a Loan Request, fully completed, authorized and executed by Servicer and an Authorized Officer, indicating (a) the Interest Period for purposes of determining the LIBOR Index Rate (or such alternative index as may be selected by Lender in accordance with the provisions of Section 3.4) and (b) the Base Rate, including the LIBOR Index Rate (or such alternative index as may be selected by Lender in accordance with the provisions of Section 3.4) and Margin that comprise such Base Rate.

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Notwithstanding the foregoing, any Loan Request made contemporaneously with a request for the addition of a real property under Section 2.9 shall be subject to the time requirements set forth in Section 2.9. Borrower may revoke any pending but unfunded Loan Request provided that Borrower reimburses Lender and Servicer for any reasonable costs and expenses (including Attorneys’ Fees and Costs) incurred in connection with such Loan Request.
2.5.2.    Intentionally Omitted.
2.5.3.    Sublimits.
Notwithstanding anything to the contrary set forth herein, Borrower may borrow hereunder only to the extent that after giving effect to such borrowing (collectively, the “Sublimits”):
2.5.3.1.    the LTV Ratio shall not exceed the Maximum LTV Ratio;
2.5.3.2.    the Facility DSCR shall not be less than 1.45:1.00;
2.5.3.3.    the number of Borrowing Tranches outstanding shall not exceed ten (10), unless an Expansion has occurred, in which event the number of Borrowing Tranches shall not exceed fifteen (15) if the Commitment has been increased to Two Hundred Seventy-Five Million and No/100 Dollars ($275,000,000.00 and shall not exceed twenty (20) if the Commitment has been increased to Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00); and
2.5.3.4.    the aggregate amount of the Outstanding Borrowing Tranches shall not exceed the Commitment.
Notwithstanding the foregoing, in the event either of the Sublimits set forth in Section 2.5.3.1 or Section 2.5.3.2 above are not satisfied at any time prior to the Expiration Date, Borrower shall comply with the provisions of Section 4.3.2.
2.6.    The Loan.
After receipt by Servicer of a Loan Request pursuant to Section 2.5.1, and subject to the Sublimits of Section 2.5.3 and the provisions of Section 5.2, Lender, relying on the truth and accuracy of the matters set forth in the Loan Request (but without any obligation to inquire into the truth and accuracy of such matters), shall fund the amount requested in such Loan Request to Borrower in U.S. Dollars and immediately available funds on the Borrowing Date. Provided all conditions set forth in this Agreement and the other Loan Documents are satisfied, the Borrowing Date shall be the Business Day set forth in the Loan Request, provided that such date is at least two (2) but not more than five (5) Business Days after the date of the Loan Request. Lender shall fund the amounts requested in any Loan Request by 3:00 p.m. Eastern Time on the Borrowing Date. Notwithstanding the foregoing, any Loan Request made contemporaneously with a request for the

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addition of a real property under Section 2.9 shall be subject to the time requirements set forth in Section 2.9.
2.7.    The Revolving Credit Note.
The obligation of Borrower to repay the aggregate unpaid principal amount of the Loan, together with interest thereon, shall be evidenced by the Revolving Credit Note payable to the order of Lender.
2.8.    Use of Proceeds.
The proceeds of the Loan may be used by Borrower solely for the purpose of carrying on a business or commercial enterprise and not for personal, family, household or agricultural purposes.
2.9.    Additions to the Collateral Pool.
2.9.1.    Procedure for Proposing a Real Property Addition to the Collateral Pool.
Borrower or Proposed Borrower, as the case may be, may propose to add one (1) or more real properties to the Collateral Pool by delivering to Lender (i) a written proposal for addition of the proposed real property(ies), (ii) an Addition Fee for each proposed real property as and when required pursuant to Section 2.9.3, (iii) a Seismic Report Fee, if and as applicable, for each proposed real property, and (iv) the Underwriting Materials with respect to the proposed real property(ies) and with respect to Proposed Borrower, if applicable, provided that, Borrower shall utilize its best efforts to aggregate such submission(s) relating to one or more multifamily real properties to cause such submission(s) to constitute no more than three (3) proposals being submitted to Lender in any one (1) Month. Upon Lender’s receipt of all fees required hereunder and all Underwriting Materials, Lender shall notify Borrower or Proposed Borrower of the same. The determination of whether Borrower or Proposed Borrower has provided Lender with all Underwriting Materials shall be in Lender’s discretion. For purposes of this Section 2.9, Borrower or Proposed Borrower may submit a multifamily real property for addition to the Collateral Pool, if Borrower or Proposed Borrower has a contract to purchase such real property, provided that Borrower or Proposed Borrower consummates the purchase of such real property on or before the date such real property is proposed to be added to the Collateral Pool and a Borrowing Tranche must be funded with respect thereto, concurrent with Borrower’s or Proposed Borrower’s acquisition of same and joinder to this Agreement subject to Lender’s timely receipt of all Underwriting Materials. Both the Addition Fee and the Seismic Report Fee, if any, shall be deemed earned upon delivery thereof, whether or not Lender approves or disapproves such real property for addition hereunder. Borrower or Proposed Borrower shall pay all reasonable costs and expenses that Lender and Servicer incur in connection with any such proposal to add a real property to the Collateral Pool, including, but not limited to, Attorneys’ Fees and Costs and any reasonable costs and expenses incurred with respect to third

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party reports, whether or not Lender approves or disapproves such real property for addition hereunder. Borrower (or Proposed Borrower as applicable) or its Affiliates shall be permitted to engage and pay directly the third-party consultants to be retained for the required property condition reports and environmental reports provided that (A) Lender and Servicer approve in advance and in writing each such consultant and the scope of each such report, and (B) each such report states that it is made for the benefit, use and reliance of Lender and Servicer, as well as Borrower (or Proposed Borrower as applicable) and/or its Affiliate. Notwithstanding the foregoing, only proposed Mortgaged Properties presented by Borrower or Proposed Borrower to Servicer for underwriting and approval pursuant to this Agreement will be eligible for addition to the Collateral Pool.
2.9.2.    Procedure for Adding a Real Property to the Collateral Pool.
2.9.2.1.    With respect to any multifamily real property that Borrower or Proposed Borrower, as the case may be, proposes for addition to the Collateral Pool, Lender shall, within twenty (20) days of the date on which Lender notifies Borrower or Proposed Borrower that it has received all Underwriting Materials, use its best efforts to accept or reject in writing the proposed real property on the basis of whether such proposed real property meets Lender’s then current requirements for addition to the Collateral Pool, as determined by Lender in its sole discretion, and in the event that Lender accepts the proposed real property for addition to the Collateral Pool, Lender shall provide Borrower or Proposed Borrower with a written approval letter and use its best efforts to add such real property to the Collateral Pool within twenty (20) days of the date of such acceptance, subject to Borrower’s or Proposed Borrower’s timely performance of all obligations listed under Section 2.9.2.2. Each property must pass Lender’s own assessment of earthquake risk to be included in the Collateral Pool. Notwithstanding anything contained herein to the contrary, no real property shall be submitted for addition unless the value of such property, as determined by Lender, in its sole discretion, is equal to or greater than Ten Million and NO/100 Dollars ($10,000,000). The failure of Lender to respond to Borrower’s or Proposed Borrower’s request within such twenty (20) day period shall be deemed a rejection by Lender of the proposal to add the real property to the Collateral Pool. If Lender provide(s) the reason(s) for such rejection, Borrower or Proposed Borrower shall have forty-five (45) days to cure or otherwise resolve to the satisfaction of Lender, the objections of Lender to such proposed real property (Lender, in its sole discretion, may require that Borrower or Proposed Borrower provide within such forty-five (45) day cure period necessary updates of any or all of the Underwriting Materials). If Borrower or Proposed Borrower does not satisfy Lender’s objections, then such proposal shall be deemed terminated (unless Lender, in its sole discretion shall opt to extend such forty-five (45) day cure period) provided that, any such termination shall not prevent Borrower or Proposed Borrower from subsequently resubmitting a real property (together with all fees required hereunder and the Underwriting Materials) for addition to the Collateral Pool, further provided that Borrower or Proposed Borrower may not resubmit the same real property for addition to the Collateral Pool more often than one (1) time in any twelve (12) month period unless otherwise permitted by Lender.

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Notwithstanding anything contained in the foregoing to the contrary, under no circumstances shall the addition of any real property increase the amount of the Commitment.
2.9.2.2.    If and upon the date of acceptance by Lender of a multifamily real property submitted for addition to the Collateral Pool (such acceptance to be in writing, together with Lender’s determination of the Initial Market Value of such real property and the Net Operating Income of such property), whether following the initial proposal of such real property or after satisfying any objections of Lender, such real property shall be added to the Collateral Pool, provided that, prior to such addition (or in the instance of the documents required under item (iii)(b) below, as soon as practicable after such addition), no Event of Default, Potential Default or Material Adverse Change shall exist and then be continuing and Borrower or Proposed Borrower shall (i) pay the Addition Fee pursuant to Section 2.9.3, (ii) pay all costs and expenses that Lender or Servicer incur in connection with the inclusion of such real property, including, but not limited to, Attorneys’ Fees and Costs, and (iii) submit the following to Lender: (a) all Collateral Pool Property Documents requested by Lender, where appropriate, fully executed and where appropriate duly acknowledged and filed of record in the appropriate official public records, (b) copies of all filing receipts and acknowledgements issued by any governmental authority evidencing any recordation or filing necessary to perfect Lender’s Lien on the subject real property or other evidence satisfactory to Lender of such recordation and filing of the applicable Security Instrument, (c) evidence satisfactory to Lender that, subject to the Permitted Exceptions, (1) in the case of personal property, the Lien constitutes a first priority security interest in favor of Lender and, (2) in the case of real property, the Security Instrument constitutes a valid and perfected first priority Lien in favor of Lender (such evidence to be in the form of a title insurance policy acceptable to Lender in both form and substance), (d) such consents to the transaction by Guarantor as requested by Lender or Servicer in form and substance acceptable to the requesting party, (e) opinions of counsel acceptable to Lender and (f) such other certificates and documentation as required by Lender or Servicer and (iv) in the case of a Proposed Borrower, such Proposed Borrower shall also execute (a) separate allonges to the Revolving Credit Note and (b) a joinder agreement, both of which shall be in form and substance satisfactory to Lender in its sole discretion. If Borrower or Proposed Borrower fails to perform any of the acts, where applicable, or to submit any of the documents and evidence listed under (i), (ii), (iii) and (iv) above together with any and all updates to the Underwriting Materials reasonably requested by Lender within forty-five (45) days of the date of Lender’s acceptance, Lender may at its option reject the proposed real property and terminate such proposal. In the event that Borrower or Proposed Borrower performs all of the acts and submits all of the documents and evidence listed in (i), (ii), (iii) and (iv) above within forty-five (45) days of the date of Lender’s acceptance, the proposed real property shall be added to the Collateral Pool.
2.9.3.    Addition Fee.

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For each property added to the Collateral Pool, Borrower shall pay, in addition to any other fees payable to Lender and Servicer upon such addition, the Addition Fee. The Addition Fee shall be due and payable to the Lender and Servicer as applicable, upon Lender’s approval of the addition of the proposed real property to the Collateral Pool.
2.10.    Release of Collateral.
Lender shall, upon thirty (30) days advance written Notice, release the Liens granted hereunder with respect to a Mortgaged Property or Mortgaged Properties which constitute(s) less than all Collateral Pool Properties, provided that (i) Borrower shall pay Lender (a) the Partial Termination Fee described in Section 2.4.8 of this Agreement, if applicable and (b) all costs and expenses that Lender or Servicer incur in connection with such release, including, but not limited to, Attorneys’ Fees and Costs and all other amounts due to Lender hereunder in connection with such release, including, without limitation, Accrued Interest and unpaid interest, if applicable, (ii) at the time of the request for such release, no Event of Default or Potential Default shall exist, (iii) after giving effect to such release, no Event of Default or Potential Default shall exist, and (iv) Borrower shall be in compliance with all provisions hereof including, without limitation, the Sublimits, provided, however, that if such release would otherwise cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.5.3, Borrower shall have the opportunity to cure the same prior to or simultaneously with such release by either (a) pledging multifamily real property collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, in accordance with Section 2.9 or (b) prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of Section 4.3. Upon the release of a Lien on a Mortgaged Property, if the owner of such Mortgaged Property owns no other Collateral Pool Properties, such owner shall be released from its obligations under the Loan Documents. Notwithstanding the foregoing, under no circumstances may Borrower receive a release of the Security Instrument with respect to the last property in the Collateral Pool prior to the Maturity Date, unless Borrower has elected to terminate this Agreement under Section 2.13 hereunder. Borrower may revoke a pending request to release a Mortgaged Property at any time; provided that Borrower pays all of Lender’s reasonable costs and expenses with respect to such release request, including, without limitation, Attorneys’ Fees and Costs; in which event, Borrower shall be entitled to reimbursement of the Partial Termination Fee, if any, paid to Lender in connection with such request to release a Mortgaged Property.
2.11.    Payment of the Loan Balance Without Termination.
Prior to the Maturity Date, Borrower shall have the right to repay the entire Loan (i.e., the Revolving Credit Note), subject in each instance to the provisions of Sections 4.3 and 4.4, all without any release of any Lien, and subsequently reborrow hereunder, provided that Borrower is at such time, and thereafter remains, in compliance with the provisions of this Agreement, including, without

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limitation, the obligation to be in compliance with the Sublimits and the obligations to pay all fees due and payable hereunder. Under no circumstances shall Borrower be entitled to any additional advances or re-advances under the Revolving Credit Note on or after the Maturity Date.
2.12.    Valuations.
2.12.1.    Timing and Procedure of Valuation.
In addition to any other provisions requiring valuations hereunder, Lender shall perform, in accordance with its then current underwriting policies, practices and procedures consistently applied, a valuation (the “Valuation”) to determine the then (i) Market Value and (ii) Net Operating Income of each of the Collateral Pool Properties, which Valuation shall be performed on the first date such Collateral Pool Property is added to the Collateral Pool, on or about the first anniversary date of the Closing Date of this Agreement, and annually thereafter. In connection with the first Valuation, Borrower shall deliver to Servicer by no later than ninety (90) days prior to the first anniversary date, a current rent roll (which shall be no more than thirty (30) days old) and a twelve (12) month operating statement with respect to each Mortgaged Property, each certified by an Authorized Officer. Annually thereafter, in connection with the Valuation, Borrower shall deliver to Servicer by no later than ninety (90) days prior to the anniversary date, a current rent roll (which shall be no more than thirty (30) days old) and a twelve (12) month operating statement with respect to each Mortgaged Property, each certified by an Authorized Officer. Any operating statement required hereunder shall relate to the operations of the applicable Mortgaged Property during the preceding calendar year. Without limiting the foregoing, each such rent roll and operating statement shall be in such form and contain such detail as Lender may reasonably require, and Lender may require that any such rent rolls and operating statements shall be verified by an independent party acceptable to Lender, if Lender in its reasonable discretion believes the information contained therein is inaccurate or misleading.
2.12.2.    Valuations that Disclose a Decrease in Market Value and/or Net Operating Income.
If any Valuation discloses that the Market Value and/or Net Operating Income of the Collateral Pool Properties has decreased below the then current values or calculations thereof, the Maximum Facility Available may be adjusted in accordance with the provisions of Section 2.5.3 and in the event such decrease in Market Value or Net Operating Income shall cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.5.3, Borrower shall comply with the provisions of Section 4.3.2.
2.12.3.    Valuations that Disclose an Increase in Market Value and/or Net Operating Income.

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If any Valuation discloses that the Market Value and/or Net Operating Income of the Collateral Pool Properties has increased above the then current values thereof, the Maximum Facility Available may be adjusted, if necessary, in accordance with the provisions of Section 2.5.3, and Borrower shall be entitled to borrow and reborrow hereunder, subject to the Sublimits, up to the amount of the Commitment in accordance with the terms of this Agreement.
2.13.    Termination.
2.13.1.    Rights to Terminate.
Borrower and Lender shall have the rights to terminate this Agreement or to accelerate the Loan, as applicable, as set forth in this Section 2.13.
2.13.2.    Borrower’s Right to Terminate the Agreement.
At any time during the term of the Loan, Borrower shall have the right to terminate this Agreement in full and the parties’ obligations under the Loan Documents, provided that Borrower (i) delivers to Lender thirty (30) days advance written Notice of its revocable election to terminate this Agreement specifying the Expiration Date, (ii) repays all Accrued Interest (as hereinafter defined) on, and principal with respect to, the Loan in full and (iii) performs all Obligations under this Agreement, the Revolving Credit Note and the other Loan Documents, including, but not limited to, Borrower’s obligations to pay all fees as specified in Section 2.13.4. Notwithstanding anything herein to the contrary, a Sponsor Liquidity Event shall be deemed an election by Borrower to terminate this Agreement. In the event Borrower has complied with the requirements set forth in this Section 2.13.2, Lender shall release the Liens granted hereunder on the Expiration Date in accordance with Section 2.10. Without limiting any other provision contained herein, in the event Borrower shall revoke any such request to terminate its Obligations under this Agreement in full and the parties’ obligations under the Loan Documents, Borrower shall pay all costs and expenses incurred by Lender and Servicer in connection with such revocation, including, without limitation, Attorneys’ Fees and Costs.
2.13.3.    Lender’s Right to Accelerate.
Lender shall have the right to (i) accelerate the Loan upon an Event of Default that remains uncured by Borrower beyond the expiration of any applicable cure period under this Agreement, the Revolving Credit Note, or any other of the Loan Documents and to (ii) collect the Accrued Interest and liquidated fees pursuant to Section 2.13.4.
2.13.4.    Fees Due Upon Early Termination and/or Acceleration.
In the event (i) Borrower shall terminate Borrower’s obligations under the Loan Documents pursuant to the provisions of Section 2.13.2 or (ii) Lender shall accelerate the Loan pursuant to the

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provisions of Section 2.13.3 prior to the Scheduled Maturity Date, Borrower shall pay (i) any Accrued Interest with respect to each outstanding Borrowing Tranche calculated in accordance with Section 4.4 and (ii) an early termination fee (an “Early Termination Fee”) equal to the greater of (a) one percent (1.0%) of the Commitment, or (b) the present value of the Lowest Margin times the Commitment that would have been paid to Lender from the date of the termination to the Scheduled Maturity Date; provided, that, in the event the Borrower’s termination under Section 2.13.2 is the result of a Sponsor Liquidity Event, then the Early Termination Fee shall be equal to two percent (2.0%) of the Commitment if the Sponsor Liquidity Event occurs during the period from the Closing Date until the second (2nd) anniversary date of the Closing Date or one percent (1.0%) of the Commitment thereafter. In the event Borrower elects not to reduce the Commitment after the release of a Mortgaged Property and the refinancing of such Mortgaged Property through the Securitized Product as set forth in Section 2.4.8 of this Agreement, for purposes of calculating the Early Termination Fee, Lender will reduce the Commitment by the amount of the financing for such Mortgaged Property in the Securitized Product.
2.14.    Material Adverse Change to Borrower or a Mortgaged Property.
If (i) Borrower or a Mortgaged Property experiences a Material Adverse Change or (ii) a Material Adverse Change occurs with respect to this Agreement or any of the other Loan Documents taken as a whole, Borrower shall promptly notify Lender of the same in writing as soon as Borrower has notice thereof. If Lender shall receive Notice of a Material Adverse Change in accordance with the preceding sentence, or otherwise becomes aware of a Material Adverse Change, which Material Adverse Change affects a Mortgaged Property, Lender may promptly conduct a Valuation of the affected Mortgaged Property pursuant to Section 2.12. Until such time as such Valuation, if requested (which Borrower shall have the right to request), shall be completed, the Mortgaged Property which experienced the Material Adverse Change, or which is owned by a Borrower that experienced a Material Adverse Change, shall be deemed, for the purposes of determining whether any new borrowing request satisfies all of the Sublimits set forth in Section 2.5.3, to have a Market Value and Net Operating Income reasonably determined and quantified by Lender upon the information then available to Lender. Lender shall promptly provide Borrower with written Notice of the results of such Valuation. If the results of such Valuation disclose that the Market Value of the affected Mortgaged Property has decreased, then the Market Value shall thereafter be deemed to be the amount shown in such Valuation. In the event that such Valuation hereunder shall cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.5.3, Borrower shall comply with the provisions of Section 4.3.2. If Lender shall receive Notice of a Material Adverse Change from Borrower hereunder, or otherwise becomes aware of a Material Adverse Change which affects Borrower or the enforceability of this Agreement or the other Loan Documents taken as a whole, Borrower shall promptly provide any information or documents reasonably requested by Lender, including, but not limited to, (a) with respect to a Material Adverse Change which affects Borrower, financial statements and Borrower’s business plan to cure such Material Adverse Change

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or (b) with respect to a Material Adverse Change which affects the enforceability of this Agreement or the other Loan Documents taken as a whole, replacement documents in form and substance acceptable to Lender in its discretion, together with a legal opinion regarding the enforceability of such replacement documents, acceptable to Lender in its discretion.
2.15.    Release of Collateral Followed by a Permanent Loan.
2.15.1.    Permanent Loan.
Borrower may request that Lender cause Servicer to make a permanent loan (the “Permanent Loan”) to be secured by one or more Collateral Pool Properties designated by Borrower (the “Permanent Loan Collateral”) to be simultaneously released from the Collateral Pool and encumbered in favor of Servicer as security for Borrower’s obligations under the Permanent Loan, which request shall be made in accordance with the provisions of Section 2.15.2. The Permanent Loan shall be made in accordance with the terms and conditions of the Securitized Product. Notwithstanding the foregoing, under no circumstances may Borrower receive a release of the Security Instrument with respect to the last property in the Collateral Pool prior to the Maturity Date, unless Borrower has elected to terminate this Agreement under Section 2.13 hereunder. Servicer shall be permitted to collect from Borrower (and Borrower shall pay to Servicer) a commitment fee for such Permanent Loan, as reasonably determined by Servicer based on then-current market commitment fees.
2.15.2.    Procedure for Making a Permanent Loan.
Borrower may request that Lender cause Servicer to make a Permanent Loan to Borrower, which request (i) shall be in writing, which writing shall specify (a) the Mortgaged Property(ies) that will constitute the Permanent Loan Collateral, (b) the original principal amount of the requested Permanent Loan, (c) the related reduction in the Maximum Facility Available, (d) whether Borrower has selected Lender’s then current early rate lock delivery option, and (e) any payment or prepayment of a Borrowing Tranche, and (ii) shall be accompanied by (a) any fees then due and owing under the Securitized Product for each Mortgaged Property proposed by Borrower to be subject to the Permanent Loan, and (b) the Underwriting Materials. Following receipt of all of the items specified in (i) and (ii) of the previous sentence, Lender shall use its best efforts to consent to Borrower’s request within forty-five (45) days of such Notice, provided that (1) at the time of such request no Event of Default or Potential Default exists, (2) the Permanent Loan shall be made in accordance with, and subject to, the terms and conditions of the Securitized Product, (3) after giving effect to such release, no Event of Default or Potential Default shall exist and Borrower will be in compliance with all provisions hereof, including the Sublimits set forth in Section 2.5.3, further provided that if any release occasioned by a Permanent Loan would otherwise cause Borrower to be in non-compliance with the Sublimits, Borrower shall have the opportunity to cure the same, prior to or simultaneously with the release and the consummation of the Permanent Loan (which shall occur

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pursuant to the Securitized Product), by (A) pledging collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, or (B) prepaying so much of the Loan as is necessary to cause compliance with the Sublimits, each in accordance with the provisions of Section 4.3, (4) Borrower shall provide evidence to Lender of title insurance in form and substance acceptable to Lender and in the face amount of the Permanent Loan, (5) the proposed Borrower under the Permanent Loan shall execute and deliver such documents as Lender, in its discretion, may request in order to evidence the making of the Permanent Loan and in order to grant Lender a first priority Lien on the real and personal property constituting the Permanent Loan Collateral subject, in each case, to any Permitted Exceptions, and (6) Borrower shall pay Lender any fees then due and owing under the Securitized Product. Thereafter, Servicer shall use commercially reasonable efforts to consummate the Permanent Loan within thirty (30) days after its consent to Borrower’s request thereof. Notwithstanding the foregoing, in the event that Borrower selects Lender’s then current early rate lock delivery option, Lender shall use its best efforts, subject to Borrower’s timely compliance with Lender’s requests, to lock the interest rate for the requested Permanent Loan within seven (7) Business Days of Borrower’s Notice hereunder. Any Permanent Loan granted pursuant to the foregoing provisions shall not reduce the Commitment hereunder unless Borrower elects pursuant to Section 2.4.8. Simultaneous with the closing of the Permanent Loan, Lender shall release the Lien granted hereunder on the Permanent Loan Collateral. Notwithstanding the foregoing, at any time prior to the release and consummation of the Permanent Loan, Borrower may by written Notice revoke its request for a release and a Permanent Loan pursuant to this Section 2.15; provided, however, that Borrower shall reimburse Lender and Servicer respectively, for Lender’s and Servicer’s costs and expenses, including breakage costs and Attorneys’ Fees and Costs and any other fees due under this Agreement, that Lender or Servicer incur in connection with such proposed release and Permanent Loan financing prior to Borrower’s revocation.
2.16.    Non-Compliance With Sublimits.
If Borrower is unable to cause compliance with the Sublimits pursuant to Section 2.10, 2.15.2, 3.3.3 or 4.3.2.1 hereof, within fifteen (15) days following Notice thereof from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, then, for so long as Borrower fails to comply with the Sublimits, the Net Spread applicable to all Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2 (as such Net Spreads are adjusted by Lender pursuant to Section 2.2(e) and Section 2.4.6.2), further increased, if at all, in accordance with Schedule 3.2, as a result of the duration of such Base Rate Borrowing Tranche(s) Interest Period; provided, however, such increase shall not constitute a cure of an Event of Default under Section 8.1.3.
2.17.    Loan Documents.

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From time to time, but subject to the limitations in Section 1.2.3 herein, Lender in its sole discretion revises its form Loan Documents to add, delete or change requirements, conditions and other provisions of its form documents. Freddie Mac, in its sole discretion, may use the prior or revised form of Loan Documents in conjunction with any Mortgaged Properties added to the Collateral Pool after the date hereof.
2.18.    Guaranty.
Borrower shall cause Guarantor to guaranty all or a portion of Borrower’s non-recourse carve-out and environmental indemnity obligations under the Loan Documents, as set forth in the Guaranty (“Guaranty”). Sponsor will maintain a minimum net worth (“Minimum Net Worth”) of thirty percent (30%) of the aggregate Allocated Loan Amount and liquid assets (“Liquidity”) equal to seven and one-half percent (7.5%) of the aggregate Allocated Loan Amount with first such measurement being at Closing. Guarantor must attest to compliance with the Minimum Net Worth and Liquidity covenants annually thereafter pursuant to the terms set forth in Section 7.3, pursuant to the terms of Section 2.1.2 and as part of each Loan Request. In the event Lender determines, after an evaluation performed pursuant to Section 7.3, 2.1.2 or as part of a Loan Request, that Sponsor is not in compliance with the Minimum Net Worth and Liquidity requirements, upon written request by Borrower, Lender may, in its sole discretion, permit Borrower to add one or more Persons as a Guarantor to satisfy the Minimum Net Worth and Liquidity requirements; provided however, such addition as approved by Lender shall be completed within forty-five (45) days after Lender’s performance of the valuation pursuant to Section 7.3.
2.19.    Release of a Borrower
At such time as the Lien encumbering Collateral Pool Property is fully released by Lender pursuant to Sections 2.10, 2.13.2 or 2.15 hereof, Lender shall promptly release and forever discharge the applicable Single Asset Entity Borrower from any and all of its obligations under the Revolving Credit Note, this Agreement and all Loan Documents (a) provided such Borrower no longer owns any remaining Collateral Pool Properties and (b) except as to environmental indemnifications under Sections 6.12 and 10.02 of the applicable Loan Agreement.
3.    INTEREST RATES
3.1.    Interest Rate.
The interest rate on each Borrowing Tranche evidenced by the Revolving Credit Note shall be the Base Rate or, if required pursuant to Sections 3.3.2 or 3.4 hereof, the Prime Rate. Interest rates under this Agreement and the Revolving Credit Note shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.
3.2.    Interest Rate Determinations.

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3.2.1.    Prime Rate and Base Rate Determination.
(a)    The initial Prime Rate applicable to any Prime Rate Borrowing Tranche required under Sections 3.3.2 or 3.4 shall equal the Prime Rate as of the Borrowing Date or Renewal Date, as applicable. The Prime Rate shall thereafter fluctuate in accordance with any changes to the Prime Rate as published from time to time during the term of the Prime Rate Borrowing Tranche.
(b)    The Base Rate applicable to any Base Rate Borrowing Tranche hereunder shall, subject to the provisions set forth below, equal the Base Rate calculated as of the date of the Loan Request and set forth in the Loan Request. In the event that the Base Rate, calculated as of the Borrowing Date, is more than twenty-five basis points (0.0025) higher or lower than the Base Rate set forth in the Loan Request, the Base Rate applicable to such Loan Request shall instead be the Base Rate calculated as of the Borrowing Date. Thereafter, (i) the portion of the Base Rate attributable to the LIBOR Index Rate (or such alternative index as may be selected by Lender in accordance with the provisions of Section 3.4) for any Base Rate Borrowing Tranche shall be redetermined as of each renewal of such Borrowing Tranche pursuant to Section 3.3.3 and (ii) the Margin for all Borrowing Tranches then outstanding shall be redetermined as of each determination and redetermination of the Net Spread. As determined and redetermined pursuant to this Agreement, the same Margin shall apply to all Borrowing Tranches then outstanding. The portion of the Margin attributable to the Net Spread shall be determined based on the Facility DSCR in accordance with the table set forth in Schedule 3.2. The Facility DSCR and Net Operating Income shall each be redetermined in accordance with the definitions thereof, as applicable.
3.2.2.    Prime Rate, Base Rate and Margin Quotations.
Borrower may call Servicer on or before the date on which a Loan Request is to be delivered or prior to the end of an Interest Period, to receive both a calculation of the resulting Facility DSCR for a proposed Prime Rate (if required pursuant to Sections 3.3.2 or 3.4) or Base Rate Borrowing Tranche and an indication of the rates then in effect, including the Margin, but both parties acknowledge that such projection shall not be binding on Lender or Borrower, nor shall such projection affect the rate of interest which thereafter is actually in effect when the election is made.
3.3.    Interest Periods.
Upon each Loan Request for a new Base Rate Borrowing Tranche, and upon each Renewal Request applicable to a Base Rate Borrowing Tranche, Borrower shall notify Lender of the period (the “Interest Period”) which may only be a one (1) month (having original durations to maturity of approximately thirty (30) days) or three (3) month (having original durations to maturity of approximately ninety (90) days) for which the LIBOR Index Rate shall be determined.
3.3.1.    Interest Period to End on a Business Day.

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If the last day of any Interest Period is not a Business Day, the Interest Period shall be deemed to mature on the Business Day immediately following such date.
3.3.2.    No Interest Periods Beyond the Expiration Date.
Borrower shall not select or renew an Interest Period for any Base Rate Borrowing Tranche that would end after the Expiration Date. If at the time of any such selection or renewal the period of time remaining prior to the Expiration Date is less than thirty (30) days then such Borrowing Tranche shall bear interest at the Prime Rate. No Prime Rate Borrowing Tranche may remain outstanding in excess of thirty (30) days at any one time.
3.3.3.    Renewals.
In the case of a redetermination of an Interest Period at the end of an Interest Period, for purposes of calculating interest due under the applicable Borrowing Tranche the first day of the new Interest Period shall be the first Business Day immediately following the last day of the preceding Interest Period (such date, the “Renewal Date”). For each Base Rate Borrowing Tranche, if no new Interest Period is specified within two (2) Business Days prior to the last day of such Interest Period, by delivery to Lender of a fully completed, authorized and executed request therefor (a “Renewal Request”) in the form attached hereto as Schedule 3.3.3, the Borrowing Tranche shall be renewed for an Interest Period of one-month at the Base Rate then applicable to a Borrowing Tranche disbursed on the applicable Renewal Date having a one-month Interest Period. Notwithstanding anything contained herein to the contrary, (i) no Borrowing Tranche may be renewed with a principal amount of less than One Million and 00/100 Dollars ($1,000,000) and (ii) in the event the Facility DSCR is less than required in accordance with Section 2.5.3.2 hereto or the LTV Ratio exceeds the ratio required in accordance with Section 2.5.3.1 hereto, Borrower may renew or consolidate (but not increase the outstanding principal amount of) any Borrowing Tranche(s) then outstanding, all in accordance with the provisions of this Section 3.3.3, provided that, as of the date of such renewal or consolidation (a) no Event of Default or Potential Default, other than Borrower’s failure to comply with Sections 2.5.3.1 or 2.5.3.2, shall then exist, (b) Borrower’s failure to comply with Sections 2.5.3.1 or 2.5.3.2 shall have been for a period of less than ninety (90) days, and (c) Borrower is otherwise in full compliance with all other terms and conditions of the Loan Documents, including the provisions of Section 4.5. Borrower must assure compliance with Sections 2.5.3.1 or 2.5.3.2 pursuant to the provisions of Section 4.3.
3.3.4.    Interest After Default.
So long as (i) any payment under this Agreement remains past due for thirty (30) days or more, or (ii) any other Event of Default has occurred and is continuing, interest on the Loan shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid installment or the occurrence of such other Event of Default at the Default Rate (as defined in the Revolving

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Credit Note) set forth in the Revolving Credit Note. If the unpaid principal balance and all accrued interest on the Loan are not paid in full on the Expiration Date, the unpaid principal balance and all accrued interest on the Loan shall thereafter bear interest at the default rate set forth in the Revolving Credit Note. Borrower acknowledges that (a) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (b) during the time that any installment is delinquent for more than thirty (30) days, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities, and (c) it is extremely difficult and impractical to determine those additional costs and expenses. Borrower also acknowledges that, during the time that any installment is delinquent for more than thirty (30) days or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment will be materially increased and Lender is entitled to be compensated for such increased risk. Borrower agrees that the increase in the rate of interest set forth in the Revolving Credit Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional costs and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.
3.3.5.    Late Charge.
If any amount payable under this Agreement, the Revolving Credit Note or any other Loan Document, other than (i) the outstanding amount of the Revolving Credit Note payable on the Expiration Date or (ii) the then outstanding amount of the Loan payable upon acceleration of the Revolving Credit Note, is not received by Lender as provided in the Revolving Credit Note, Borrower shall pay to Lender, immediately and without demand by Lender, a late charge as specified in the Revolving Credit Note. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable specified in the Revolving Credit Note represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Agreement, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate specified in the Revolving Credit Note.
3.4.    Illegality; Increased Costs.
3.4.1.    Reserved.
3.4.2.    Illegality; Increased Costs.

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At any time at which Lender shall have reasonably determined that (a) adequate and reasonable means do not exist for ascertaining the applicable LIBOR Index Rate, (b) a contingency has occurred which materially and adversely affects the London interbank market, (c) the making, maintenance or funding of any Borrowing Tranche bearing interest in part at the LIBOR Index Rate has been made unlawful by Lender’s compliance in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law, but other than as a result of any misconduct by Lender), (d) the Base Rate (as determined with reference to the LIBOR Index Rate) will not adequately and fairly reflect the cost to Lender of the establishment or maintaining of any such Borrowing Tranche, or (e) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Borrowing Tranche are not available to Lender in the London interbank market, then Lender shall have the rights specified in Section 3.4.3.
3.4.3.    Lender’s Rights.
In the case of the events specified in Section 3.4.2 above, Lender shall promptly notify Borrower thereof. Upon the date as shall be specified in such Notice, the obligation of Lender to make advances under any Borrowing Tranche(s) at the Base Rate shall be suspended until Lender shall have later notified Borrower of Lender’s reasonable determination that the circumstances set forth in Section 3.4.2 no longer exist. If at any time Lender notifies Borrower that it has made a determination under Section 3.4.2, then with respect to any Loan Request previously submitted but not yet funded, and with respect to any Borrowing Tranche on which an Interest Period shall thereafter expire, each such new or renewal Borrowing Tranche(s) shall thereafter bear interest at the Prime Rate, in each case subject to Section 3.3.2 hereof. Lender agrees to exercise its rights under Section 3.4.2 in a manner that is non-discriminating to Borrower and only if Lender is also exercising its rights thereunder with respect to other borrowers similarly situated.
4.    PAYMENTS
4.1.    Payments.
All payments and prepayments to be made in respect of principal, interest, Unused Commitment Fees or other fees or amounts due from Borrower hereunder shall be due and payable on the date when due without presentment, demand, protest, or notice of any kind, including, but not limited to, notice of Lender’s intent to accelerate Borrower’s Obligations under the Loan Documents and notice of such acceleration, all of which (unless expressly provided in the Loan Documents) are hereby waived by Borrower to the maximum extent permitted by applicable Law, and without set-off, counterclaim or other deduction of any nature, and Lender’s right to action therefor shall immediately accrue. Such payments shall be made to Lender in immediately available funds when due. Lender’s Monthly Payment Statement shall, in the absence of manifest error, be conclusive as to the amount of principal of and interest on the Loan and other amounts owing under

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this Agreement, provided that Borrower may challenge the accuracy of any Monthly Payment Statement within one (1) year of the date of such Monthly Payment Statement.
4.2.    Payment Dates.
Subject to the provisions of Section 4.3, interest on the Loan shall be payable in arrears and shall be due, together with all other amounts set forth on the applicable Monthly Payment Statement, prior to 12:00 p.m. Eastern Time on the first (1st) day of any calendar month during the term hereof (the “Payment Date”) and shall be paid by wire transfer of immediately available funds to an account specified by Servicer and, simultaneously with such wire transfer, Borrower shall provide Notice to Lender that such payment has been made (which Notice shall include the federal reference number applicable to such transfer). Lender shall deliver to Borrower an invoice (the “Monthly Payment Statement”) detailing the interest and principal (if applicable), Unused Commitment Fees and other fees due and payable. Except in the case of a prepayment under Section 4.3, Lender shall deliver the Monthly Payment Statement detailing charges due for the current calendar month via fax or by other electronic transmittal at least five (5) Business Days prior to the first day of the succeeding calendar month. In the instance of a renewal of an Interest Period pursuant to Section 3.3.3, interest on such renewed Borrowing Tranche shall be due and payable on the next Payment Date, subject to any adjustments in interest rates, as if the Interest Period had not expired and then been renewed. Interest on prepayments under Section 4.3 shall be due on the date such prepayment is due. Interest on the principal amount of the Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).
4.3.    Prepayments.
4.3.1.    Voluntary Prepayments.
Borrower shall have the right, at its option, from time to time to prepay the Loan in whole or part at any time, but no prepayment may be less than One Million and NO/100 Dollars ($1,000,000.00) plus the accrued interest thereon. Whenever Borrower desires to prepay any part of the Loan, Borrower shall provide a prepayment Notice to Lender by 12:00 p.m. Eastern Time at least ten (10) Business Days prior to the date of the proposed prepayment setting forth the following information:
(x)    the estimated date on which the proposed prepayment is to be made; and
(y)    a statement indicating the application of the prepayment to a particular Borrowing Tranche(s); and
(z)    the amount to be prepaid.

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The principal amount of the Borrowing Tranche(s) for which a prepayment Notice is given, together with interest on such principal amount, shall be due and payable by 12:00 p.m. Eastern Time on the date specified in such prepayment Notice as the date on which the proposed prepayment is to be made. Lender shall, upon receipt of Borrower’s Notice, prepare and deliver to Borrower the same day via facsimile or other electronic transmittal a statement of interest due with respect to such prepayment, provided that in the event Borrower’s prepayment Notice is not received by Lender prior to 12:00 p.m. Noon Eastern Time, Lender shall not be obligated to prepare and deliver such statement of interest until the Business Day following Lender’s receipt of such Notice.

4.3.2.    Sublimit Violations (Mandatory Prepayment / Collateral Addition).
4.3.2.1.    Upon Borrower’s receipt of Notice that it is not in compliance with the Sublimits, Borrower must either (i) within ninety (90) days of the Notice of Borrower’s non-compliance with the Sublimits, pledge multi-family real property collateral in form, substance, value and in a manner all acceptable to Lender, in its sole discretion, in accordance with Section 2.9 or (ii) within forty-five (45) days of the Notice of Borrower’s non-compliance with the Sublimits, prepay so much of the Loan as is necessary to cause compliance with the Sublimits. Borrower shall provide Notice to Lender and Servicer, within twenty (20) days of Servicer’s (or Lender’s) Notice to Borrower of Borrower’s non-compliance with the Sublimits, of Borrower’s election to proceed under clause (i) or clause (ii) of the preceding sentence. If Borrower provides notice of its election to pledge multi-family real property, Borrower may also cure any Sublimit non-compliance by providing evidence satisfactory to Lender, within sixty (60) days of the Notice of Borrower’s non-compliance with the Sublimits, that circumstances with respect to the Collateral Pool have changed such that Borrower is no longer in non-compliance with the Sublimits. Lender shall deliver to Borrower as soon as practicable, but in any event within two (2) Business Days after such Notice of Borrower’s election to prepay the Loan a statement of the principal and interest due with respect to any required prepayment. Notwithstanding the foregoing, if Borrower is unable to cause compliance with the Sublimits within fifteen (15) days following Notice thereof from Servicer (or Lender) of Borrower’s non-compliance with the Sublimits, then, for so long as Borrower fails to comply with the Sublimits, the Net Spread applicable to all Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2, (as such Net Spreads are adjusted by Lender pursuant to Sections 2.2(c) and 2.4.6.2) further increased, if at all, in accordance with Schedule 3.2, as a result of the duration of such Borrowing Tranche(s) Interest Period; provided however, such increase shall not constitute a cure of an Event of Default under Section 8.1.3.
4.3.2.2.    In the event of a casualty or condemnation affecting any of the Collateral Pool Properties, any award and/or proceeds payable with respect to such casualty or condemnation and applied to Borrower’s Obligations in accordance with the provisions of the applicable Loan Agreement shall be applied without any prepayment fee or other penalty (but any

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Accrued Interest shall be paid), and this Agreement, and the parties’ obligations under the Loan Documents, shall be terminated, at Borrower’s election in accordance with Section 2.13.
4.3.2.3.    Any mandatory prepayment of the Loan in accordance with the provisions of this Section 4.3.2 shall be applied, as directed by Borrower, to a particular Borrowing Tranche or Borrowing Tranches under the Revolving Credit Note until the Revolving Credit Note has been repaid in full or, in the absence of any specific direction from Borrower, as selected by Lender in its sole discretion.
4.4.    Accrued Interest.
Unless Borrower for any reason (i) repays a Borrowing Tranche permitted hereunder accruing interest at the Prime Rate or (ii) repays all or a part of a Base Rate Borrowing Tranche upon the expiration of such Base Rate Borrowing Tranche’s Interest Period, any prepayment under Section 4.3 shall be accompanied by a payment of the Accrued Interest (as hereinafter defined). The Accrued Interest for any Base Rate Borrowing Tranche shall be an amount equal to the interest, applicable to the particular Borrowing Tranche being prepaid, which would have otherwise accrued over the remainder of the applicable Interest Period (“Accrued Interest”). In addition, upon Lender’s exercise of any right of acceleration under this Agreement, the Revolving Credit Note, or any other Loan Document following an Event of Default, Borrower shall pay to Lender the Accrued Interest on all Base Rate Borrowing Tranches at the time of acceleration, and all other sums and fees payable to Lender hereunder.
4.5.    Additional Payment Obligations.
Notwithstanding anything to the contrary set forth herein, if Lender shall determine that the Facility DSCR is less than required pursuant to Section 2.5.3.2 or that the LTV Ratio exceeds the ratio permitted in accordance with Section 2.5.3.1, and such noncompliance shall continue (a) past the period set forth in Section 2.5.3, and thereafter (b) remain uncured for fifteen (15) days following Notice thereof from Servicer (or Lender), then the Net Spread applicable to all Borrowing Tranches then outstanding (and thereafter renewed) shall automatically increase to one hundred basis points (0.01) over the highest Net Spread shown on Schedule 3.2 (as such Net Spreads are adjusted by Lender pursuant to Sections 2.2(c) and 2.4.6.2), further increased, if at all, in accordance with Schedule 3.2, as a result of the duration of such Borrowing Tranche(s) Interest Period.
4.6.    Additional Compensation in Certain Circumstances.
4.6.1.    Increased Costs Resulting from Taxes, Etc.
If any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any written

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request or directive of any Official Body (other than as a result of any misconduct by Lender) which is applicable to Lender:
4.6.1.1.    subjects Lender to any tax or adverse changes the basis of taxation with respect to this Agreement, the Revolving Credit Note, the Loan or payments by Borrower of any principal, interest, fees, or other amounts due from Borrower hereunder or under the Revolving Credit Note (except for taxes on the overall net income of Lender;
4.6.1.2.    imposes upon Lender any condition or denies Lender any right, the result of which is to increase the cost to, reduce the income receivable by, or impose any expense (including breakage costs) upon Lender with respect to this Agreement, the Revolving Credit Note or the making, maintenance or funding of any Borrowing Tranche by an amount which Lender in its discretion deems to be material;
then Lender shall from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by Lender to be necessary to compensate Lender for such increase in cost. Such Notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by Borrower to Lender thirty (30) days after such Notice is given.
4.6.2.    Termination.
Upon the occurrence of any event described in Section 4.6.1, Borrower may elect to terminate this Agreement and the parties’ obligations under the Loan Documents in accordance with the provisions of Section 2.13, and Borrower’s obligations hereunder shall terminate upon Borrower’s repayment in full of the Loan and the Borrower shall not be obligated to pay the fees set forth in Section 2.13.4.
4.6.3.    Indemnity.
In addition to the compensation required by Section 4.6.1, Borrower shall jointly and severally indemnify Lender and Servicer against all losses, claims, damages, liabilities and expenses, including Attorneys’ Fees and Costs ( individually and collectively, the “Loss”) which may be imposed or incurred by Lender and/or Servicer directly or indirectly arising out of, or in any way relating to, or a result of any of the following:
4.6.3.1.    attempt by Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Request under Section 2.5, any request to release a Mortgaged Property under Section 2.10, or notice relating to prepayments under Section 4.3, or
4.6.3.2.    default by Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any

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failure of Borrower to pay when due (by acceleration or otherwise) any principal, interest, Accrued Interest, Unused Commitment Fee, Unused Capacity Fee or any other amount due hereunder.
If Lender sustains or incurs any such Loss, it shall from time to time notify Borrower of the amount determined in good faith by Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as Lender shall deem reasonable) to be necessary to indemnify Lender for such Loss. Such Notice shall set forth in reasonable detail the basis for such determination (which shall be conclusive absent manifest error). Such amount shall be due and payable by Borrower to Lender thirty (30) days after such Notice is given.
5.    CONDITIONS OF LENDING
The obligation of Lender to fund the Loan hereunder is subject to the performance by Borrower of its Obligations to be performed hereunder at or prior to the funding of any Base Rate or permitted Prime Rate Borrowing Tranche(s), and to the satisfaction of the following further conditions:
5.1.    Initial Borrowing Tranche.
On the Closing Date:
5.1.1.    Delivery of Loan Documents.
All Loan Documents not previously executed and delivered to Lender shall have been duly executed and delivered to Lender, together with all appropriate financing statements.
5.1.2.    Validity of Representations.
The representations and warranties of Borrower contained in Section 6 and in each of the other Loan Documents shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and Borrower shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist.
5.1.3.    Officer’s Certificate.
There shall be delivered to and for the benefit of Lender a certificate, in form and substance acceptable to Lender, dated the Closing Date and signed by an Authorized Officer, certifying as appropriate as to:

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5.1.3.1.    all required actions taken by Borrower in connection with this Agreement and the other Loan Documents;
5.1.3.2.    the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of Borrower for purposes of this Agreement and the true signatures of such Authorized Officers, on which Lender may conclusively rely;
5.1.3.3.    copies of the organizational documents of Borrower including its certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement, as applicable, as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of Borrower in each state where organized or qualified to do business and bring-down certificates by facsimile or electronic mail dated within thirty (30) days of the Closing Date, all of which shall be attached to such officer’s certificate; and
5.1.3.4.    the matters described in Section 5.1.8.
5.1.4.    Opinion of Counsel.
There shall be delivered to Lender, written opinions of counsel for Borrower dated the Closing Date and in form and substance satisfactory to Lender and its counsel as to matters customary to the transactions contemplated herein, or as Lender may reasonably request including, but not limited to, an enforceability opinion with respect to Virginia law.
5.1.5.    Legal Details.
All legal documents and due diligence in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to Lender and counsel for Lender, and Lender shall have received all such other counterpart originals or certified or other copies of such documents or due diligence items in connection with such transactions, in form and substance satisfactory to Lender and said counsel, as Lender or said counsel may reasonably request.
5.1.6.    Payment of Fees.
Borrower shall have paid or caused to be paid to Lender and Freddie Mac to the extent not previously paid all fees accrued through the Closing Date and all of Lender’s and Freddie Mac’s costs and expenses, including, but not limited to, Attorneys’ Fees and Costs, title insurance premiums, surveys, appraisals, all costs incurred in obtaining environmental, engineering and credit

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reports, all third party due diligence costs and other costs and expenses incurred by either Lender or Freddie Mac in connection with the closing of this Loan.
5.1.7.    Consents.
All material consents required to effectuate the transactions contemplated hereby shall have been obtained.
5.1.8.    No Material Adverse Change.
Since the date of Borrower’s formation, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the ownership or management of Borrower.
5.1.9.    No Violation of Laws.
The making of the Loan shall not contravene any Law applicable to Borrower, its Affiliates or Lender.
5.1.10.    No Actions or Proceedings.
No action, proceeding, investigation, regulation or legislation shall have been instituted, or, to Borrower’s Knowledge threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in Lender’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.
5.1.11.    Collateral Initially Included in Collateral Pool.
With respect to the Collateral which is part of the Collateral Pool at Closing, Borrower shall have delivered all Underwriting Materials required hereunder for inclusion of such Collateral into the Collateral Pool, and Lender, in its sole discretion, shall have approved the inclusion therein.
5.1.12.    Other Conditions.
Borrower shall have satisfied such other reasonable conditions as required by Lender or Lender’s legal counsel.
5.2.    Each Subsequent Borrowing Tranche.
At the time of funding of any Borrowing Tranche (excluding renewals, conversions and continuances of any outstanding Borrowing Tranche(s) which do not increase the outstanding principal amount of the Loan made hereunder) other than the funds advanced on the Closing Date,

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and after giving effect to the proposed extensions of credit: (i) the representations and warranties of Borrower contained in Section 6 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the funding of any such Borrowing Tranche with the same effect as though such representations and warranties had been made on and as of the date of the funding of any such Borrowing Tranche (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein and except such changes as would not constitute a Material Adverse Change) and Borrower shall have performed and complied with all covenants and conditions hereof; (ii) no Event of Default or, to Borrower’s Knowledge, Potential Default shall have occurred and be continuing or shall exist; (iii) the funding of any Borrowing Tranche shall not contravene any Law applicable to Borrower, Guarantor, Sponsor or Lender; (iv) Borrower shall have delivered to Lender a duly executed and completed Loan Request or Renewal Request, as the case may be; and (v) Borrower shall have paid all fees and expenses incurred by Lender or Servicer in connection therewith.
6.    REPRESENTATIONS AND WARRANTIES
6.1.    Representations and Warranties.
Borrower represents and warrants to Lender, as of the date hereof and as of the Expansion Option Date, Contraction Option Date, Extension Option Date, the date each Loan Request is funded, the date of the addition of a Mortgaged Property to the Collateral Pool, the date of each release of a Lien on a Mortgaged Property, the date of a release of a Borrower, each Renewal Date, the date a joinder agreement is executed by a Proposed Borrower and such other date as may be specifically required pursuant to any other Loan Document:
6.1.1.    Organization and Qualification.
Each Borrower is a corporation, partnership, limited liability company, or real estate investment trust, duly organized, validly existing and in good standing under the Laws of its applicable jurisdiction of organization or formation, as the case may be, and Borrower has the lawful power to own or lease the applicable Collateral Pool Property and to engage in the business it presently conducts or proposes to conduct. Borrower is duly licensed or qualified and in good standing in all jurisdictions where the applicable property owned or leased by it or where the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to be so qualified would result in a Material Adverse Change.
6.1.2.    Single Asset Entity.
Each Borrower which owns a Collateral Pool Property is a Single Asset Entity with a purpose limited to owning, maintaining and operating only its respective Mortgaged Property.

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6.1.3.    Power and Authority.
Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Loan contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.
6.1.4.    Validity and Binding Effect.
This Agreement has been duly and validly executed and delivered by Borrower and each other Loan Document which Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document executed by Borrower, Guarantor or Sponsor constitutes, or will constitute, legal, valid and binding obligations of Borrower, Guarantor or Sponsor on and after its date of delivery thereof, enforceable against Borrower, Guarantor or Sponsor in accordance with its terms, except to the extent that enforceability of any of such Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance. There is no offset, defense, counterclaim or right of rescission with respect to any of the Loan Documents.
6.1.5.    No Conflict.
Neither the execution and delivery of this Agreement or the other Loan Documents by Borrower or its Affiliates nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach or violation of (i) the terms and conditions, as applicable, of the certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of Borrower or its Affiliates, (ii) to Borrower’s Knowledge any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which Borrower or any of its Affiliates is a party or is subject, or by which Borrower or any of its Affiliates is bound, or (iii) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of Borrower (other than Liens granted under the Loan Documents), nor will they result in or require (except as specifically contemplated by this Agreement) the creation or imposition of any Lien of any nature upon any of the collateral of Borrower other than the Liens of the Loan Documents.
6.1.6.    Litigation.

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There are no actions, suits, proceedings or investigations pending, or to Borrower’s Knowledge threatened, against Borrower, Sponsor or its Affiliates at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. Neither Borrower nor its Affiliates are in violation of any order, writ, injunction or decree of any Official Body which may result in any Material Adverse Change.
6.1.7.    Use of Proceeds.
Borrower intends to use the proceeds of the Loan in accordance with Section 2.8.
6.1.8.    Full Disclosure.
Neither this Agreement nor any other Loan Document, nor any material certificate, statement, agreement or other documents furnished to Lender by Borrower or its Affiliates or, to Borrower’s Knowledge, any other Person in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Borrower which has resulted or will result in a Material Adverse Change which has not been set forth in this Agreement or in the certificates, statements, agreements, financial projections or other documents furnished in writing to Lender prior to or at the date hereof in connection with the transactions contemplated hereby.
6.1.9.    Taxes.
All federal, state, local and other tax returns required to have been filed with respect to Borrower, Guarantor and Sponsor have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of Borrower, Guarantor or Sponsor for any period.
6.1.10.    Consents and Approvals.
There are no other filings, consents or approvals necessary for the execution of this Agreement by Borrower or its performance hereunder or under the Loan Documents, all of which shall have been obtained or made on or prior to the Closing Date.
6.1.11.    No Event of Default.

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No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date or thereafter under or pursuant to the Loan Documents, which constitutes an Event of Default or a Potential Default.
6.1.12.    Investment Companies; Regulated Entities.
Borrower is not an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.” Borrower is not subject to any other federal or state statute or regulation limiting its ability to incur any debt.
6.1.13.    Pension Plans and Benefit Arrangements.
The representations and warranties set forth in this Section 6.1.13 shall only apply to the extent Borrower is at any time, and from time to time, subject to the provisions of ERISA.
6.1.13.1.    Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Pension Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Pension Plan or, with respect to any Multiemployer Plan, which could result in any material liability of Borrower or any other member of the ERISA Group. Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Law pertaining thereto. With respect to each Pension Plan and Multiemployer Plan, Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.
6.1.13.2.    Each Multiemployer Plan is able to pay benefits thereunder when due.
6.1.13.3.    Neither Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Pension Plan.
6.1.13.4.    No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Pension Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Pension Plan.

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6.1.13.5.    The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Pension Plan, does not exceed the aggregate fair market value of the assets of such Pension Plan.
6.1.13.6.    Neither Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan. Neither Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan that such Multiemployer Plan has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.
6.1.13.7.    To the extent that any Benefit Arrangement is insured, Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.
6.1.13.8.    All Pension Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and any Law.
6.1.14.    Other Indebtedness.
Other than the Loan, Borrower has not incurred any debt other than (i) unsecured trade debt incurred in the ordinary course of business and (ii) subordinate intercompany debt.
6.1.15.    Solvency.
Borrower (in the aggregate), Guarantor and Sponsor are Solvent. After giving effect to the transactions contemplated by the Loan Documents, including the Loan incurred thereunder and the Liens granted to and for the benefit of Lender, Borrower (in the aggregate), Guarantor and Sponsor will be Solvent. Borrower has not entered into this Credit Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower does not intend to, and Borrower does not believe that it will, incur debts and liabilities beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
6.1.16.    Representations and Warranties in the Loan Documents.

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All representations and warranties made by Borrower (or any of its Affiliates) in any Loan Document, or certificates delivered in connection therewith, are true, accurate and correct in all material respects.
6.1.17.    No Bankruptcy Filing.
Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property of Borrower (except pursuant to a Sponsor Liquidity Event), and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower.
6.1.18.    Formation.
Each Borrower was formed in the State of Delaware unless otherwise noted in the applicable Loan Agreement.
6.1.19.    Compliance.
To Borrower’s Knowledge after due inquiry, Borrower, each Mortgaged Property and the use thereof and operations thereat by Borrower, comply in all material respects with all applicable Laws. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Official Body, the violation of which is reasonably likely to result in a Material Adverse Change. To Borrower’s Knowledge after due inquiry, all required permits, licenses, and certificates for Borrower’s lawful use and operation of the Collateral Pool Properties, including, but not limited to, certificates of occupancy, apartment licenses, or the equivalent have been obtained and are in full force and effect.
6.1.20.    Not a Foreign Person.
Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.
6.1.21.    Labor Matters.
Borrower is not a party to any collective bargaining agreements.
6.1.22.    No Liabilities.
Borrower has no liabilities or obligations including, without limitation, contingent obligations (including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) prohibited by this Agreement.
6.1.23.    Intellectual Property.

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All trademarks, trade names and service marks that Borrower owns or has pending, or under which Borrower is licensed, are in good standing and uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to any asserted trademarks, trade names or service marks of others. To Borrower’s Knowledge there is no infringement by others of any trademarks, trade names or service marks of Borrower.
6.1.24.    Conduct of Business.
Borrower does not conduct its business “also known as”, “doing business as” or under any other name.
6.1.25.    No Default.
The execution, delivery and performance of the obligations imposed on Borrower, if any, under this Agreement, the Revolving Credit Note and the other Loan Documents will not cause Borrower to be in default under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound. There is no litigation or other claim pending before any court or administrative or governmental body or overtly threatened by a written communication against Borrower, any Mortgaged Property, or any other property of Borrower which would result in a Material Adverse Change or which is not covered by insurance.
6.1.26.    Intentionally Omitted.
6.1.27.    Authorized Officer/Authorized Representative.
The officers and employees of Borrower who are now (or in the future become) Authorized Officers of Borrower (i) have direct supervisory and managerial control over the Borrower and the Collateral Pool Properties, subject to the management thereof in accordance with the terms of the Loan Documents, and (ii) are familiar with the organization and operations of Borrower and with the operations of the Collateral Pool Properties.
6.1.28.    Fraudulent Conveyances.
Borrower has not entered into any agreements, transactions or series of transactions with the intent to hinder, delay, or defraud any creditor, and Borrower has not entered into any agreements, transactions or series of transactions other than for valid consideration of reasonably equivalent value in exchange for its obligations thereunder.
6.1.29.    No Existing Material Adverse Circumstances.
As of the date hereof, there exists no set of circumstances which, had such circumstances arisen subsequent to the date hereof, would constitute a Material Adverse Change.

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6.2.    Updates.
Borrower shall provide with each Loan Request that will result in an increase in the Loan, written revisions to any representations or warranties in this Agreement which have become outdated or incorrect in any material respect. In addition, should any such updates, corrections or additions relate to a matter which would be a Material Adverse Change, Borrower shall promptly provide Lender in writing with such revisions as may be necessary or appropriate, to correct or update same. Notwithstanding the providing of revised information, a breach of warranty or representation resulting from the prior inaccuracy or incompleteness shall not be deemed to have been cured thereby or waived by Lender unless and until Lender, in its sole and absolute discretion, shall have accepted in writing such revisions or updates; further provided that no representation or warranty shall be deemed to have been updated by any such revision unless and until Lender funds the additional Loan Request.
6.3.    Survival of Representations and Warranties.
Borrower agrees that (i) all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower shall survive the delivery of the Revolving Credit Note and continue (a) for so long as any amount remains owing to Lender under this Agreement, the Revolving Credit Note or any of the other Loan Documents or (b) until the date on which Lender releases all assets in the Collateral Pool from any Lien securing the Loan Documents pursuant to the provisions of Section 2.10 or Section 2.15, whichever is later but in any event not later than the date the Agreement is terminated pursuant to Section 2.13. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
7.    COVENANTS
7.1.    Covenants.
Borrower covenants and agrees that until the later of (i) payment in full of the Loan and interest thereon, and satisfaction of all of the other Obligations of Borrower under the Loan Documents and (ii) the Expiration Date, Borrower shall comply at all times with the following covenants:
7.1.1.    Preservation of Existence.
Borrower shall, and shall cause each of its members, partners, Sponsor and Guarantor to, maintain its legal existence as a corporation, general or limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership

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or lease of property or the nature of its business makes such license or qualification necessary unless the failure to maintain the same shall not result in a Material Adverse Change to Borrower or any Mortgaged Property.
7.1.2.    Subsequent Periodic Valuations.
Borrower shall cooperate with Lender and its agents and provide such information in its possession as such parties shall reasonably require to complete a new Valuation for each Mortgaged Property.
7.1.3.    Special ERISA Related Covenants.
The covenants set forth in this Section 7.1.3, shall only apply to the extent Borrower is at any time and from time to time subject to the provisions of ERISA.
7.1.3.1.    Borrower shall at all times be a “real estate operating company” within the meaning of such term contained in 29 CFR § 2510.3-101(d) or an entity whose underlying assets are not deemed to be assets of a Pension Plan as defined in Section 3(3) of ERISA.
7.1.3.2.    Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Pension Plans and Benefit Arrangements. Without limiting the generality of the foregoing, Borrower shall cause all of its Pension Plans and all Pension Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Pension Plans, Benefit Arrangements and Multiemployer Plans.
7.1.3.3.    Borrower and members of the ERISA Group shall not:
(i)    fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Pension Plan;
(ii)    request a minimum funding waiver from the Internal Revenue Service with respect to any Pension Plan;
(iii)    engage in a Prohibited Transaction with any Pension Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;
(iv)    permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Pension Plan,

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to exceed, as of any actuarial valuation date, the fair market value of the assets of such Pension Plan;
(v)    fail to make when due any contribution to any Multiemployer Plan that Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;
(vi)    withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Pension Plan (as such term is defined in ERISA), where any such withdrawal is likely to result in a material liability of Borrower or any member of the ERISA Group;
(vii)    terminate, or institute proceedings to terminate, any Pension Plan, where such termination is likely to result in a material liability to Borrower or any member of the ERISA Group;
(viii)    make any amendment to any Pension Plan with respect to which security is required under Section 307 of ERISA; or
(ix)    fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.
7.1.4.    Further Documentation.
In the event any further documentation or information is required by Lender to enable Lender to sell the Loan, Borrower shall provide, or cause to be provided to Lender, at Borrower’s sole cost and expense, such documentation or information. Borrower shall execute and deliver to Lender such documentation, including, but not limited to, any amendments, corrections, deletions or additions to this Agreement, the Revolving Credit Note, and the other Loan Documents as is required by Lender; provided that Borrower and Lender shall not be required to do anything that has the effect of (i) materially increasing any obligation undertaken by or imposed under the Loan Documents as executed, (ii) changing the material, economic or other business terms set forth in the Loan Documents, or (iii) imposing on Borrower or Guarantor greater liability or obligation under the Loan Documents than as set forth in the Agreement, the Revolving Credit Note or any other Loan Documents.
7.1.5.    Intentionally Omitted.
7.1.6.    Enforceability of Loan Documents.
In the event that any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns

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(as permitted under the Loan Documents) in accordance with the respective terms thereof, resulting in the failure to provide the practical benefit of the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right to specific performance) or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested, resulting in the failure to provide the practical benefit of the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, Borrower shall use best efforts to cure any such defect(s) in such Loan Document(s), provided that if Borrower is unable to cure any such defect(s) relating to Borrower, any Affiliate, the Loan Documents or the applicable Collateral Pool Properties within thirty (30) days Lender may in its discretion, upon ten (10) days’ Notice to Borrower, accelerate Borrower’s obligations under the Revolving Credit Note but without payment of any prepayment or other premium or any amount due pursuant to Section 2.13 other than Accrued Interest.
7.1.7.    ERISA Matters.
The provisions set forth in this Section 7.1.7, shall only apply to the extent Borrower is at any time and from time to time subject to the provisions of ERISA. In the event that any of the following occurs: (i) any Reportable Event, which Lender determines in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or the appointment of a trustee to administer or liquidate any Pension Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Pension Plan, or a termination notice shall have been filed with respect to any Pension Plan; (iii) a trustee shall be appointed to administer or liquidate any Pension Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer or liquidate any Pension Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, Lender determines in good faith that the amount of Borrower’s liability is likely to cause a Material Adverse Change; (v) Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Pension Plan or a Multiemployer Plan; (vi) Borrower or any member of the ERISA Group shall make any amendment to a Pension Plan with respect to which security is required under Section 307 of ERISA; (vii) Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; or (viii) any applicable Law, rule or regulation is adopted, changed or interpreted by any governmental authority or agency or court with respect to or otherwise affecting one or more Pension Plans, Multiemployer Plans or Benefit Arrangements; and, with respect to any of the events specified in (v), (vi), (vii) or (viii), Lender determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by Borrower and the other members of the ERISA Group, Borrower shall use commercially reasonable efforts to cure such occurrence(s), provided that if Borrower is

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unable to cure any such occurrence(s) within thirty (30) days, Lender may in its discretion, upon ten (10) days’ Notice to Borrower, accelerate Borrower’s obligations under the Revolving Credit Note but without payment of any Early Termination Fee.
7.2.    Notice of Material Adverse Change.
Borrower shall promptly notify Lender of any Material Adverse Change affecting Borrower, any Mortgaged Property, this Agreement or the other Loan Documents taken as a whole.
7.3.    Annual Evaluation.
Borrower shall deliver and cause Guarantor to deliver to Servicer by no later than sixty (60) days prior to the first anniversary of the Closing Date and thereafter no later than ninety (90) days after the most recent calendar year end dated as of December 31st, the items set forth in clauses (i) through (iv) below for the purpose of Lender determining that Guarantor satisfies the Net Worth and Liquidity requirements set forth in Section 2.18. Borrower shall and will cause Guarantor to comply with this section annually thereafter.
(i)    the most recent fiscal year-end financial statements for (a) Borrower, and (b) Guarantor (the “Required Financial Statements”), which Required Financial Statements must (x) comply with the requirements of the then current version of the Guide in accordance with GAAP, and if a conflict between GAAP and the Guide exists, GAAP shall control, (y) include a balance sheet, income statement and statement of cash flows, each in form and substance reasonably acceptable to Lender and (z) be certified by an Authorized Officer of Borrower and Sponsor, as applicable;
(ii)    a complete Freddie Mac Form 1115 (which then current Freddie Mac Form 1115 will be provided by Servicer) for Borrower and Guarantor, dated as of December 31st, including, without limitation, fully completed net worth, liquidity and contingent liabilities sections;
(iii)    a complete Freddie Mac Form No. 1116 (which then current Freddie Mac Form 1116 will be provided by Servicer) for the Guarantor, dated as of December 31st as certified; and
(iv)    a statement showing any change in the (a) Liquidity, (b) Net Worth, (c) contingent liabilities and (d) value of encumbered assets as set forth in Form 1116 of Guarantor (in each case, as determined in accordance with Freddie Mac Form 1115), dated as of December 31st, as certified by an Authorized Officer of Guarantor.

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8.    DEFAULT
8.1.    Events of Default.
The occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law) shall be an “Event of Default”:
8.1.1.    Payments Under Loan Documents.
Borrower shall fail to pay any principal under any Borrowing Tranche (including scheduled installments, mandatory prepayments or the payment due at maturity), or shall fail to pay any interest on the Loan or any other amount owing hereunder or under any other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof or shall fail to pay to Lender an amount which is payable under this Agreement or, any other Loan Document “upon demand”, and such “upon demand payment” is not made within five (5) days of either written Notice to Borrower or request for such payment as set forth in any invoice or monthly statement provided to Borrower.
8.1.2.    Breach of Representation or Warranty.
Subject to Section 1.2.10, any representation or warranty made at any time by Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished and the result of such false or misleading representation, warranty, certificate, other instrument or statement is a Material Adverse Change which is not cured within thirty (30) days after written Notice thereof from Lender to Borrower, or within such additional reasonable time as may be necessary, in Lender’s judgment to cure such breach, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure, not to exceed ninety (90) additional days;
8.1.3.    Facility DSCR/LTV Ratio.
Either the Facility DSCR fails to comply with the requirements of Section 2.5.3.2 or the LTV Ratio exceeds the ratio permitted pursuant to Section 2.5.3.1 for a period of ninety (90) consecutive days from the date of Borrower’s receipt of Notice of such non-compliance.
8.1.4.    Breach of Covenant.
Borrower shall default in the observance or performance of any covenant, condition or provision hereof or under any other Loan Document, which default is not otherwise specified as an “Event of Default” under (i) the provisions of this Article 8 or (ii) Section 9.01 of any Loan

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Agreement with respect to the initial Collateral Pool Properties (or the same sections or any similar sections of any Loan Agreement with respect to any future Mortgaged Property(ies)) and is not cured within thirty (30) days after Notice thereof from Lender to Borrower of such default, or within such additional reasonable time as may be necessary in Lender’s judgment to cure such breach, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure for a period not to exceed sixty (60) additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower as determined by Lender in its reasonable discretion) provided that, no such Notice or grace period shall apply in the case of any default which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Agreement or any of the other Loan Documents, result in additional harm to Lender, impairment of the Revolving Credit Note, or any rights of Lender under this Agreement or any security given under any other Loan Document;
8.1.5.    Event of Default under the Loan Documents.
Borrower shall be in default under any provision of the Revolving Credit Note, or any other Loan Document, including, without limitation, any Security Instrument, beyond any applicable notice and cure period;
8.1.6.    Final Judgments or Orders.
Any final judgments or orders for the payment of money in excess of Five Hundred Thousand and NO/100 Dollars ($500,000) in the aggregate shall be entered against Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;
8.1.7.    Notice of Lien or Assessment.
Subject to Section 1.2.10, a notice of Lien or assessment in excess of One Million and NO/100 Dollars ($1,000,000) which is not a Permitted Exception is filed of record with respect to all or any part of any of Borrower’s assets, or any taxes or debts owing at any time or times hereafter to the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, becomes payable and the same is not paid or otherwise discharged within thirty (30) days after the same becomes payable, unless the same is being contested in accordance with the Loan Documents;
8.1.8.    Insolvency.
Borrower ceases to be Solvent or admits in writing its inability to pay its debts as they mature;

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8.1.9.    Cessation of Business.
Borrower ceases to conduct the business of Borrower, or Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of the business of Borrower, and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;
8.1.10.    Lien Priority.
The Liens granted to and for the benefit of Lender do not constitute valid first priority Liens (subject to Permitted Exceptions) under applicable Laws and such default shall continue unremedied for a period of thirty (30) Business Days after Borrower’s Knowledge of the occurrence thereof or such additional reasonable time period necessary to cure such default, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure for a period not to exceed sixty (60) additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower as determined by Lender in its reasonable discretion); or
8.1.11.    Bankruptcy and Other Proceedings.
Borrower voluntarily files for bankruptcy protection under the United States Bankruptcy Code or voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or an involuntary case is commenced against Borrower by any creditor (other than Lender) of Borrower pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights and is not dismissed or discharged within ninety (90) days after filing.
8.1.12.    Material Adverse Change.
There shall occur a Material Adverse Change which is not corrected to the reasonable satisfaction of Lender within thirty (30) days after the occurrence of such Material Adverse Change, or such additional reasonable time period necessary to cure such Material Adverse Change, in the event Borrower commences such cure within such thirty (30) day period and thereafter diligently pursues such cure for a period not to exceed thirty (30) additional days (such cure period to be applicable only in the event such default can be remedied by corrective action of Borrower to the satisfaction of Lender as determined by Lender in its reasonable discretion). Provided however, a Material Adverse Change pursuant to subsections (iv) or (v) of the definition of Material Adverse Change shall not constitute an Event of Default if (w) Lender determines that Borrower is in compliance with Section 2.5.3, (x) Guarantor complies with the Minimum Net Worth and Liquidity requirements set forth in Section 2.18 as of the date of Lender’s Notice to Borrower of such perceived Material Adverse Change pursuant to subsection (iv) of the definition of Material Adverse Change,

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(y) all amounts due under this Agreement, the Note and the other Loan Documents are current, and (z) the Material Adverse Change does not involve fraud or written material misrepresentation.
8.2.    Consequences of Event of Default.
8.2.1.    Remedies Cumulative.
Upon an Event of Default under Section 8.1, Lender shall be entitled to all of the rights and remedies granted to Lender under the Loan Documents and applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by applicable Law. Following an Event of Default, the Loan may be reinstated only upon the express written approval of Lender, to be granted, withheld or conditioned in its sole discretion.
8.2.2.    Acceleration of Loan.
Upon an Event of Default, Lender shall be entitled, without limitation, to (a) accelerate the Loan, and to (b) collect as liquidated damages (i) any Accrued Interest applicable to any outstanding Base Rate Borrowing Tranches and (ii) an Early Termination Fee, each in accordance with Section 2.13.4.
8.3    Notice of Sale.
Any notice required to be given by Lender of a sale, lease, or other disposition of any Collateral that is personal property or any other intended action by Lender under the Uniform Commercial Code, if given at least ten (10) Business Days prior to such proposed action, shall constitute commercially reasonable notice thereof to Borrower.
9.    MISCELLANEOUS
9.1.    Cooperation by Borrower; Borrower’s Obligations.
Borrower grants to Lender the right to distribute on a confidential basis financial and other information concerning Borrower, Sponsor, Guarantor or Borrower’s partners or members, the Collateral Pool Properties, and other pertinent information with respect to the Loan to any party purchasing securities issued by Lender; provided that the recipient is informed that such information is confidential and that Lender use commercially reasonable efforts to get the recipient to agree to be bound by this Section 9.1.
9.2.    Successors and Assigns.
This Agreement shall be binding upon and shall inure to the benefit of Lender, Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its respective rights or Obligations hereunder or any interest herein.

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9.3.    Modifications, Amendments or Waivers.
Lender and Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of Lender or Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of Borrower hereunder or thereunder. Any such written agreement, waiver or consent (i) shall be effective to bind Lender and Borrower and (ii) shall be accompanied in each instance by a written affirmation executed by any guarantors consenting to such actions.
9.4.    Forbearance.
Lender may (but shall not be obligated to) agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any guarantor or other third party obligor, to take any of the following actions: extend the time for payment of all or any part of the Loan; reduce the payments due under this Agreement, the Revolving Credit Note, or any other Loan Document; release anyone liable for the payment of any amounts under this Agreement, the Revolving Credit Note, or any other Loan Document; modify the terms and time of payment of the Loan; join in any extension or subordination agreement; release any Mortgaged Property; take or release other or additional security; modify the rate of interest or period of amortization of the Revolving Credit Note or change the amount of the monthly installments payable under the Revolving Credit Note; and otherwise modify this Agreement, the Revolving Credit Note, or any other Loan Document.
Any forbearance by Lender in exercising any right or remedy under the Revolving Credit Note, this Agreement, or any other Loan Document or otherwise afforded by applicable Law, shall be in writing and shall not be deemed a waiver of or preclude the exercise of any right or remedy except as expressly provided in such writing. The acceptance by Lender of payment of all or any part of the Loan after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Loan or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Loan shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any awards or proceeds shall not operate to cure or waive any Event of Default except to the extent of satisfaction of the Loan.
9.5.    Remedies Cumulative.
Each right and remedy provided in this Agreement is distinct from all other rights or remedies under this Agreement or any other Loan Document or afforded by applicable Law, and each shall be cumulative and may be exercised concurrently, independently, or successively, in any order.

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9.6.    Reimbursement and Indemnification of Lender and Servicer by Borrower; Taxes.
Borrower agrees unconditionally upon demand to pay or reimburse to Lender and Servicer and to hold Lender and Servicer harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for Lender and Servicer, incurred by Lender and Servicer (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender or Servicer, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by Lender or Servicer hereunder or thereunder, provided that no Borrower shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from Lender’s negligence or willful misconduct or breach of this Agreement, (B) if the same results from any action taken with respect to a Mortgaged Property after Lender has acquired title to such Mortgaged Property in a foreclosure proceeding or deed in lieu accepted by Lender , (C) if Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that Borrower shall remain liable to the extent such failure to give notice does not result in a loss to Borrower), or (D) if the same results from a compromise or settlement agreement entered into without the consent of Borrower, which shall not be unreasonably withheld. Borrower agrees unconditionally to pay all stamp, document, transfer, mortgage registration, recording or filing taxes or fees and similar impositions now or hereafter determined by Lender to be payable in connection with this Agreement or any other Loan Document, and Borrower agrees unconditionally to hold Lender and Servicer harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.
9.7.    Holidays.
Whenever the funding of a Borrowing Tranche hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loan shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any

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payment or action to be made or taken hereunder (other than payment of the Loan) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
9.8.    Notices.
(a)    All Notices under or concerning this Agreement will be in writing. Each Notice will be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee by fax or other electronic transmittal, (to be followed by a second form of delivery if by electronic transmittal; provided however, such failure to do so will not constitute Notice being improperly provided except for a Notice of an Event of Default), (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery, or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. Addresses for Notice are as follows:
If to Lender:
PNC Bank, National Association
26901 Agoura Road, Suite 200
Calabasas Hills, CA 91301
Attention: Loan Servicing Manager

If to Borrower:
STAR Delano, LLC
STAR Meadows, LLC
c/o Steadfast Companies
18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
Attention: Ana Marie del Rio, General Counsel
Lender shall endeavor to give the individuals or entities listed below courtesy copies of any notice given to Borrower by Lender or Servicer, at the address set forth below; provided, however, that failure to provide such courtesy copies of Notices shall not affect the validity or sufficiency of any Notice to Borrower, shall not affect Lender’s rights and remedies hereunder or under any other Loan Documents, nor subject Lender to any claims by or liability to Borrower or any other individual or entity, it being acknowledged and agreed that no individual or entity listed below is a third-party beneficiary to any of the Loan Documents.

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Steadfast Companies
105 Oronoco Street, Suite 312
Alexandria, Virginia 22314
Attention: Ginger Davis, Associate General Counsel

(b)    Any party to this Agreement may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 9.8. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 9.8, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it will be deemed for purposes of this Section 9.8 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.
(c)    Any Notice under the Revolving Credit Note and any other Loan Document that does not specify how Notices are to be given will be given in accordance with this Section 9.8.
(d)    Any Notice given by or delivered to any one Borrower at the address and in the manner required herein shall be deemed given by or delivered to, as applicable, all parties constituting the Borrower hereunder.
9.9.    Severability.
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and all other provisions shall remain in full force and effect. This Agreement contains the entire agreement between the parties as to the rights granted and the obligations assumed in this Agreement. This Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.
9.10.    Governing Law; Consent to Jurisdiction and Venue.
This Agreement, and any Loan Document which does not itself expressly identify the Law that is to apply to it, shall be governed by the Laws of the Commonwealth of Virginia. Borrower and Lender agree that any controversy arising under or in relation to this Agreement or any other Loan Document which does not expressly identify the Law that is to apply to it, shall be litigated in the courts located in the Commonwealth of Virginia. The state and federal courts and authorities with jurisdiction in the Commonwealth of Virginia shall have non-exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement. Borrower and Lender irrevocably consent to service, jurisdiction, and venue of such courts for any such litigation and waive any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Agreement is intended to limit any right that Lender may have

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to bring any suit, action or proceeding relating to matters arising under this Agreement in any court of any other jurisdiction.
9.11.    Prior Understanding.
This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.
9.12.    Duration; Survival.
All representations and warranties of Borrower contained herein or made in connection herewith shall survive the funding of the initial advance hereunder and shall not be waived by the execution and delivery of this Agreement, any investigation by Lender, the funding of any Borrowing Tranche, or payment in full of the Loan (subject to the terms and provisions of Section 6.3 herein). All covenants and agreements of Borrower contained herein shall continue in full force and effect from and after the date hereof so long as Borrower may borrow hereunder and until the later of (i) the Expiration Date or (ii) the payment in full of the Obligations. All covenants and agreements of Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Revolving Credit Note, shall survive payment in full of the Loan and the Expiration Date. Notwithstanding any of the foregoing to the contrary, in no event shall (a) the release of Lender’s Lien on any Mortgaged Property, (b) the maturity, expiration or early termination of the Revolving Credit Note or (c) the expiration or early termination of this Agreement, be deemed to terminate any covenants, agreements, representations or warranties contained in this Agreement, the Revolving Credit Note or any of the other Loan Documents, to the extent that such covenant, agreement, representation or warranty, shall, by its terms survive the, release, maturity, expiration or early termination of this Agreement, the Revolving Credit Note or any of the other Loan Documents.
9.13.    Disclosure of Information.
Lender may furnish information regarding Borrower or the Collateral Pool Properties to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Loan, including, but not limited to, trustees, master servicers, special servicers, rating agencies, and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans. Borrower irrevocably waives any and all rights it may have under applicable Law to prohibit such disclosure, including, but not limited to, any right of privacy.
9.14.    Exceptions.

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The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.
9.15.    Relationship of Parties; No Third Parties Benefited.
The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Agreement shall create any other relationship between Lender and Borrower. No creditor of any party to this Agreement and no other person shall be a third party beneficiary of this Agreement or any other Loan Document. Without limiting the generality of the preceding sentence, (i) an agreement, if any, including any Servicing Agreement, between Lender and Servicer for interim advancement of funds shall constitute a contractual obligation of such Servicer that is independent of the obligation of Borrower for the payment of the Loan, (ii) Borrower shall not be a third party beneficiary of any Servicing Agreement, and (iii) no payment by Servicer under any such agreement will reduce the outstanding principal amount of the Loan or any interest accrued thereon.
9.16.    Authority to File Notices.
Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices that Lender considers reasonably necessary or desirable to protect the Collateral.
9.17.    WAIVER OF TRIAL BY JURY.
BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

AMDR
Initials of the Authorized Officer of Borrower

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9.18.    Interpretation.
Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the articles, sections and schedules of this Agreement are for convenience only and do not define or limit any terms or provisions. In the event of a conflict between the terms of the other Loan Documents and the terms of this Agreement, the terms of this Agreement shall control.
9.19.    Brokerage Fee.
Borrower represents to Lender that no broker or other Person is entitled to a brokerage fee or commission as a result of Borrower’s actions or undertakings in connection with the financing contemplated hereunder and agrees to hold Lender harmless from all claims for brokerage commissions which may be made as a result of such actions or undertakings, if any. Borrower agrees to hold Lender harmless from all claims for brokerage commissions which may be made as a result of Borrower’s actions or undertakings in connection with the financing contemplated hereunder.
9.20.    Advertising.
Lender may include the name of Borrower, the name and location of any Mortgaged Property, the Commitment and the number of apartment units contained in any Mortgaged Property on Lender’s client list and in any typical advertisement.
9.21.    Time of Essence.
Time is of the essence with respect to each obligation of Borrower and Lender hereunder.
9.22.    Counterparts.
This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.
9.23.    NOTICE OF FINAL AGREEMENT.
THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

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[Signatures Commence on the Following Page]

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

WITNESS:		BORROWER:

/s/ Linda Syharath		STAR DELANO, LLC
Print Name:	Linda Syharath	a Delaware limited liability company

		By:	Steadfast Apartment Advisor, LLC,
a Delaware limited liability company,
its Manager

			By:	/s/ Ana Marie del Rio
				Name:	Ana Marie del Rio
				Title:	Secretary

[Signatures Continue on the Following Page]

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WITNESS:		BORROWER:

/s/ Linda Syharath		STAR MEADOWS, LLC
Print Name:	Linda Syharath	a Delaware limited liability company

		By:	Steadfast Apartment Advisor, LLC,
a Delaware limited liability company,
its Manager

			By:	/s/ Ana Marie del Rio
				Name:	Ana Marie del Rio
				Title:	Secretary

[Signatures Continue on the Following Page]

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WITNESS:		LENDER:

/s/ Kathleen Poe		PNC BANK, NATIONAL ASSOCIATION
Print Name:	Kathleen Poe	a national banking association

		By:	/s/ Todd Weaver
Todd Weaver
Senior Vice President

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SCHEDULE 1.1(A)

LIST OF COLLATERAL POOL PROPERTIES
AND ASSOCIATED INITIAL NET OPERATING INCOMES AND MARKET VALUES

Mortgaged Property	Initial Net Operating Income	Initial Market Value	Allocated Loan Amount
The Meadows at North Richland Hills The Delano at North Richland Hills	$1,620,283.00 $2,032,562.00	$32,600,000.00 $38,500,000.00	$24,450,000.00 $28,875,000.00

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SCHEDULE 1.1(B)

LIST OF
COLLATERAL POOL PROPERTY DOCUMENTS
(a)    Multifamily Mortgage/Deed of Trust/Deed to Secure Debt, Assignment Of Rents, Security Agreement and Fixture Filing
(b)    Multifamily Loan and Security Agreement
(c)    UCC-1 Financing Statements
(d)    Documents evidencing O & M Programs (if any)
(e)    Title insurance policy acceptable to Lender, in an amount equal to not less than the Initial Market Value of such Mortgaged Property, which title insurance shall include the following endorsements (where and if applicable): (i) a tie-in or aggregate endorsement, (ii) a multiple foreclosure endorsement, (iii) a first loss endorsement, (iv) a last dollar endorsement, (v) a variable rate mortgage endorsement, and (vi) a revolving credit endorsement
(f)    Guaranty

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SCHEDULE 2.2

FORM OF
[SCHEDULED MATURITY DATE EXTENSION CONFIRMATION] OR [NET SPREAD TABLE AFTER EXPANSION TO COMMITMENT CONFIRMATION]
[______________], 20[__]
[__________]
[__________]
[__________]
[__________]
Attention: [__________]

Ladies and Gentlemen:
Reference is made to that Credit Agreement dated as of [__________], as amended (the “Credit Agreement”) initially by and between [__________], a [__________], having an address at [__________] (“Borrower”) and [__________], a [__________], having an address at [__________] (together with its successors and assigns, “Lender”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
Pursuant to Section 2.1.2 of the Credit Agreement, the Borrower has elected to increase the Commitment as set forth in Section 2.1.2 of the Credit Agreement, and the Net Spread applicable to any Borrowing Tranche on or after such increase shall be as set forth on Exhibit A hereto.     OR
Pursuant to Section 2.2(b) of the Credit Agreement, the Extension Option has been exercised, the Scheduled Maturity Date has been extended as set forth in Section 2.2(b) of the Credit Agreement, and the Net Spread applicable to any Borrowing Tranche on or after the initial Scheduled Maturity Date shall be as set for the on Exhibit A hereto.
Sincerely,
LENDER:

_______________________, a _____________________________

By: __________________________
Name:
Title:

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[signatures continue on next page]

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ACKNOWLEDGED AND AGREED

BORROWER:

_______________________, a _____________________________

By: __________________________
Name:
Title:

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EXHIBIT A TO SCHEDULE 2.2

[NET SPREAD TABLE APPLICABLE DURING AN EXTENSION PERIOD] OR [NET SPREAD TABLE APPLICABLE AFTER AN EXPANSION TO THE COMMITMENT]

Facility DSCR	Net Spread*	Margin*
Greater than or equal to [__] : 1.00 but less than [__]: 1.00	[_______]	[_______]
Greater than or equal to [__]: 1.00 but less than [___]: 1.00	[_______]	[_______]
Greater than or equal to [___] : 1.00	[_______]	[_______]

* The Net Spread and Margin set forth above each assumes that the Base Rate Borrowing Tranche will have a one-month Interest Period. [The Net Spread and Margin shall be increased by [__] basis points ([___]) for any Base Rate Borrowing Tranche having a three-month Interest Period]

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[BORROWER MAY, SUBJECT TO LENDER’S CONSENT, REVISE THIS FORM OF LOAN REQUEST TO PROVIDE FOR MULTIPLE BORROWING TRANCHES UNDER A SINGLE LOAN REQUEST FORM]
SCHEDULE 2.5

FORM OF
LOAN REQUEST
______________, 20__
[Lender’s Name and Address]
Attention:
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of __________, 20____, as amended (the “Credit Agreement”) by and between _________________________, a ______________________, having an address at _________________________________________ (“Borrower”) and _______________________, a ______________________ (“Lender”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
I, _______________, the _______________ of Borrower, a _______________, do hereby certify on behalf of Borrower as of the date hereof, as follows:
Borrower is entitled to and hereby requests Lender to make an advance under the Credit Agreement in the amount of $__________ (which must be greater than or equal to _______________________ and 00/100 Dollars ($______________). Funds should be delivered to Borrower by wire to the following account:
Bank Name and Location:
ABA Number:
Account Name:
Account Number:
Further Credit Instructions:
Attention:
1.    The requested date of the advance (the “Borrowing Date”) is ______________.

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2.    The Borrowing Tranche or [increase of an existing Borrowing Tranche as requested herein] shall bear interest at (check one):
_____    Prime Rate*
_____    Base Rate
* Prime Rate is available only as specified in the Credit Agreement
3.    The Interest Period (if the Base Rate is selected) applicable to the advance is (check one):
_____    one-month
_____    three-month*

*subject to a [___] ([__]) basis point ([____]) increase in the Margin otherwise applicable to such Borrowing Tranche

4.    Borrower will (check one):

_____	Pay all interest due and payable under the Borrowing Tranche [requested herein] or [as increased by this requested advance] in monthly installments pursuant to the terms of the Credit Agreement.

_____	Prepay all interest for such Borrowing Tranche as of the Borrowing Date.
5.    If applicable, the Base Rate for the Base Rate Borrowing Tranche requested hereunder shall be ___________ (_____%) consisting of a LIBOR Index Rate of __________ percent (___ %) and a Margin of ________ (__%).

6.    Following the disbursement of the funds comprising the Borrowing Tranche [requested herein] or [as increased as requested herein], the total number of Borrowing Tranches outstanding will be ________(__), which is not more than ________ (___).
7.    If applicable (i.e. in the event of a Loan Request for [a Borrowing Tranche] or [increase of an existing Borrowing Tranche], the maturity date of the Interest Period of the Borrowing Tranche [requested herein] or [increased herein] is (choose and complete one of the following):
____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day)

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______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day).
8.    This request for an advance is made pursuant to and in accordance with the provisions of the Credit Agreement. The proceeds of such advance are to be used for a permitted purpose under Section 2.8 of the Credit Agreement.
9.    The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.
10.    To the best of Borrower’s Knowledge following diligent inquiry, the advance of the funds requested herein will not cause Borrower to be in non-compliance with the Sublimits set forth in Section 2.5.3 of the Credit Agreement.
11.    Guarantor is in compliance with the requirements set forth in Section 2.18 of the Credit Agreement relating to the Net Worth and Liquidity.
12.    To the best of Borrower’s Knowledge following diligent inquiry, the computations set forth in Paragraphs [20] through [23] as certified by Servicer are accurate.
13.    Except as set forth herein and approved by Lender, all of the covenants and all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, and all of the other terms, covenants and conditions contained in the Loan Documents continue to be materially true and correct and continue to be complied with on the date hereof, and will continue to be materially true and correct and will continue to be complied with as of the date of, and subsequent to, the requested advance exceptions.
14.    No Potential Default or Event of Default has occurred and is continuing under the Loan Documents.
15.    There has been no Material Adverse Change to any Mortgaged Property or Borrower since the date of the last Loan Request that will cause Borrower to be in violation of the Sublimits after the funding of the Borrowing Tranche requested herein or will render the Base Rate requested herein inaccurate.
16.    All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.
17.    All items that Borrower and Guarantor are required to furnish to Lender pursuant to the Credit Agreement to accompany this request are true and complete in all material respects.

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18.    The undersigned is an Authorized Officer of Borrower.
19.    Notice of this Loan Request shall be deemed received by Lender when (i) sent by facsimile to (_____) ____-________ and (ii) verbally confirmed by telephone call to either (when called in the following order of priority): (1) __________ (__________), (2) __________ (__________), (3) __________ (__________) or such additional names and numbers as Lender may specify upon prior written Notice to Borrower.
[The Loan Request continues on the following page]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.
BORROWER:

_______________________, a _____________________________

By:_________________________
Name:
Title:

As to item 11 set forth herein:

GUARANTOR:

Steadfast Apartment REIT, Inc., a
Maryland corporation

By: ___________________________

Name: _________________________

Title: __________________________

[The Loan Request continues on the following page]

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20.    The current LTV Ratio is ___________(__%), which is less than or equal to the Maximum LTV Ratio specified in Section 2.5.3.1 of _________ percent (____%), determined as follows:

A.	The current Loan balance	$_____________
B.	The current aggregate Market Value of the Collateral Pool	$____________
C.	Item A divided by Item B and then multiplied by 100% equals the LTV Ratio	____________%
21.    Following the disbursement of the funds comprising the Borrowing Tranche [requested herein] or [increased herein], the LTV Ratio will equal _________________(__%), which is less than or equal to the Maximum LTV Ratio set forth in Schedule 2.5.3.1 of the Credit Agreement of _____________ percent (_____%), determined as follows:

A.	The Loan balance upon disbursement of the funds comprising the Borrowing Tranche(s) requested herein	$_____________
B.	The current aggregate Market Value of the Collateral Pool	$____________
C.	Item A divided by Item B and then multiplied by 100% equals the LTV Ratio	____________%
22.    The current Facility DSCR is ______ : 1.00, which is not less than _____ : 1.00, determined as follows:

A.	Net Operating Income of the Collateral Pool Properties determined by Lender	$_____________
B.	Facility Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Facility DSCR	____________%

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23.    Following the disbursement of the funds comprising the Borrowing Tranche [requested herein] or [increased herein] the Facility DSCR will be ______ : 1.00, which is not less than _____ : 1.00, determined as follows:

A.	Net Operating Income of the Collateral Pool Properties as determined by Lender	$_____________
B.	Facility Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Facility DSCR	____________%

Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs s through v above (acknowledging that Servicer has relied, with Lender’s consent and without independent verification thereof, on the Net Operating Income and Market Value(s) prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.
SERVICER

_______________________, a _____________________________

By: _______________________________
Name:
Title:

Dated: ___________________________________

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SCHEDULE 2.5.3

FORM OF NOTICE FOR SUBLIMIT VIOLATIONS

[DATE]

____________________
____________________
____________________

Re:    _____ Revolving Credit Facility

Dear __________________:

In accordance with the Credit Agreement by and between ____________________, a ____________________ (individually and collectively the “Borrower”) and PNC Bank, National Association, a national banking association (“Servicer”) dated __________ __, 2015, requires a Valuation of each of the Collateral Pool Properties. Such Valuation has been performed in accordance with Freddie Mac’s current underwriting policies, practices and procedures (subject to the terms and provisions of Section 1.2.3 of the Credit Agreement) and is based in large part, but not entirely, on Borrower’s supplied property level financial statements as provided to the Servicer. Based on this analysis, Freddie Mac has determined the following LTV Ratio, Facility DSCR and NOI:

LTV Ratio:

Facility DSCR:

NOI:

The [LTV Ratio] [and] [Facility DSCR] are not in compliance with the Sublimits set forth in [Sections 2.5.3.1 and 2.5.3.2][Section 2.5.3.1][Section 2.5.3.2] of the Credit Agreement.

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Please call the undersigned at ______________________________ if you have any questions.

Sincerely,

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SCHEDULE 3.2

NET SPREAD TABLE

Facility DSCR	Net Spread*	Margin*
Greater than or equal to 1.45 : 1.00 but less than 1.65: 1.00	210 bps	215 bps
Greater than or equal to 1.65 : 1.00 but less than 1.85: 1.00	200 bps	205 bps
Greater than or equal to 1.85 : 1.00	180 bps	185 bps

* The Net Spread and Margin set forth above assume that the Borrowing Tranches will have a one-month Interest Period. The Net Spread and Margin shall be increased by ten (10) basis points (0.001) for any Base Rate Borrowing Tranche having a three-month Interest Period.

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[BORROWER MAY, SUBJECT TO LENDER’S CONSENT, REVISE THIS FORM OF RENEWAL REQUEST TO PROVIDE FOR THE RENEWAL OF MULTIPLE BORROWING TRANCHES UNDER A SINGLE RENEWAL REQUEST FORM OR TO PROVIDE FOR THE SPLITTING OF A MATURING BORROWING TRANCHE INTO MULTIPLE BORROWING TRANCHES UNDER A SINGLE RENEWAL REQUEST FORM]
SCHEDULE 3.3.3

RENEWAL REQUEST
______________, 20__
[Lender’s Name and Address]
Attention:
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of _____________, 20___, as amended (the “Credit Agreement”) by between ______________________, a _____________________ (individually and collectively the “Borrower”) and ________________________, a __________________________ (“Lender”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
I, __________________, the _______________ of Borrower, a __________________________, do hereby certify on behalf of each Borrower as of the date hereof, as follows:
_____Borrower hereby requests Lender to renew the Borrowing Tranche in the amount of $______________, whose then-current Interest Period will mature on ___________, ____.
or
_____ Borrower, in accordance with the provisions of the Credit Agreement, will repay $___________ of the outstanding principal amount of the Borrowing Tranche originally funded in the amount of $____________, whose Interest Period will mature on ________, ____, prior to such maturity date, and hereby requests Lender to renew such Borrowing Tranche in the amount of the remaining principal balance of such Borrowing Tranche, the remaining principal balance being equal to $___________.
[or

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_____ Borrower hereby requests Lender to combine two (2) or more Borrowing Tranches pursuant to the provisions of the Credit Agreement into a single Borrowing Tranche, specifically Borrower hereby requests that Lender combine the Borrowing Tranche in the amount of $______________, whose Interest Period will mature on ___________, ____ with the Borrowing Tranche in the amount of $______________, whose Interest Period will mature on ___________, ____ [add descriptions of additional Borrowing Tranches as necessary.]
1.    The Borrowing Tranche shall bear interest at (check one):
_____    Prime Rate*
_____    Base Rate
* Prime Rate is available only as specified in the Credit Agreement
2.    The Interest Period (if the Base Rate is selected) applicable to the renewed Borrowing Tranche is (check one):
_____    one-month
_____    three-month*

* subject to a [____] ([__]) basis point ([_____]) increase in the Margin otherwise applicable to such Borrowing Tranche

3.    Borrower will (check one):

_____	Pay all interest due and payable under the requested Borrowing Tranche in monthly installments pursuant to the terms of the Credit Agreement.

_____	Prepay all interest for such Borrowing Tranche as of the Borrowing Date.
4.    The principal amount outstanding under the Credit Agreement on the date hereof, prior to any advance in response to this request, is $_____________.
5.    If applicable, the Base Rate for the Borrowing Tranche renewed hereunder shall be ___________ (_____%) consisting of a LIBOR Index Rate of ___________ percent (____ %) and a Margin of ________ (____%).
6.     If applicable (i.e. in the event of the renewal of a Borrowing Tranche), the maturity date of the Interest Period of the Borrowing Tranche requested herein is (choose and complete one of the following):
____________, 20__ (which is the last day of the Interest Period, in the event that such date is a Business Day)
______________, 20__ (which is the Business Day following the last day of the Interest Period, in the event that such date is not a Business Day).

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7.    To the best of Borrower’s Knowledge following diligent inquiry, the computations set forth in Paragraphs 12 through 14 as certified by Servicer are accurate.
8.    [Check one of the following:]
____ No Potential Default or Event of Default has occurred or is continuing under the Loan Documents; or
____ No Potential Default or Event of Default, other than Borrower’s non-compliance with Section 2.5.3.2 of the Credit Agreement, has occurred and is continuing under the Loan Documents, Borrower is otherwise in full compliance with the terms of the Loan Agreement, and will not increase the outstanding principal balance of the Loan pursuant to this Renewal Request.
9.    All of the other terms and conditions set forth in the Credit Agreement and the other Loan Documents pertaining to the Loan have been satisfied.
10.    The undersigned is an Authorized Officer of Borrower.
11.    Notice of this Loan Request shall be deemed received by Lender when (i) sent by facsimile to (____) ____-_________ and (ii) verbally confirmed by telephone call to either (when called in the following order of priority): (1) [__________] ([__________]), (2) [__________] ([__________]), (3) [__________] ([__________] or such additional names and numbers as Lender may specify upon prior written notice to Borrower.

[The Renewal Request continues on the following page]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this ______ day of ___________, ____.
BORROWER:

_______________________, a _____________________________

By: ________________________________
Name:
Title:

[The Renewal Request continues on the following page]

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12.    The current LTV Ratio is ___________(__%), which is less than or equal to the Maximum LTV Ratio set forth in Section 2.5.3.1 of the Credit Agreement of ________________ percent (____%), determined as follows:

A.	The current Loan balance	$_____________
B.	The current aggregate Market Value of the Collateral Pool	$____________
C.	Item A divided by Item B and then multiplied by 100% equals the LTV Ratio	____________%
13.    The current Facility DSCR is [___] : 1.00, which [check one:]
___ is less than _____ : 1.00, or

___ is greater than or equal to _____: 1.00,

determined as follows:

A.	Net Operating Income of the Collateral Pool Properties determined by Lender	$_____________
B.	Facility Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Facility DSCR	____________%
14.    Following the renewal of the Borrowing Tranche for the Interest Period requested herein, the Facility DSCR will be ______ : 1.00, which [check one:]
___ is less than ____ : 1.00, or
___ is greater than or equal to _____ : 1.00,
determined as follows:

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A.	Net Operating Income of the Collateral Pool Properties as determined by Lender	$_____________
B.	Facility Debt Service (as defined in the Credit Agreement)	$_____________
C.	Item A divided by Item B equals the Facility DSCR	____________%
Servicer hereby certifies (i) to the accuracy of each of the mathematical computations set forth in paragraphs 12 through 14 above (acknowledging that Servicer has relied, with Lender’s consent and without independent verification thereof, on the Net Operating Income and Market Value(s) prepared by Lender), and (ii) to the best of its knowledge and belief, that all statements made by Borrower herein are true and accurate in all material respects.
SERVICER:

_______________________, a _____________________________

By: ______________________________
Name:
Title:

Dated: ___________________________________

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